#96140098v24 Execution Version CREDIT AGREEMENT dated as of December 23, 2022 Between ASPEN TECHNOLOGY, INC., as Borrower, and EMERSON ELECTRIC CO., as Lender

#96140098v24 Table of Contents Page ARTICLE I Definitions ......................................................................................................1 SECTION 1.01. Defined Terms ......................................................................................1 SECTION 1.02. Classification of Loans and Borrowings ............................................41 SECTION 1.03. Terms Generally .................................................................................41 SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations .........................42 SECTION 1.05. [Reserved] ..........................................................................................43 SECTION 1.06. [Reserved] ..........................................................................................43 SECTION 1.07. Interest Rates; Benchmark Notification .............................................43 SECTION 1.08. Divisions .............................................................................................44 ARTICLE II The Credits ..................................................................................................45 SECTION 2.01. Commitments .....................................................................................45 SECTION 2.02. Loans and Borrowings ........................................................................45 SECTION 2.03. Requests for Borrowings ....................................................................46 SECTION 2.04. Funding of Borrowings ......................................................................46 SECTION 2.05. Interest Elections ................................................................................47 SECTION 2.06. Termination and Reduction of Commitments ....................................48 SECTION 2.07. Repayment of Loans; Evidence of Debt .............................................48 SECTION 2.08. Prepayment of Loans; Mandatory Prepayment of Loans ...................49 SECTION 2.09. [Reserved] ..........................................................................................51 SECTION 2.10. Interest ................................................................................................51 SECTION 2.11. Alternate Rate of Interest ...................................................................52 SECTION 2.12. Increased Costs: Illegality ..................................................................54 SECTION 2.13. Break Funding Payments ....................................................................56 SECTION 2.14. Taxes ..................................................................................................56 SECTION 2.15. Payments Generally ............................................................................60 SECTION 2.16. [Reserved] ..........................................................................................60 SECTION 2.17. [Reserved] ..........................................................................................60 SECTION 2.18. [Reserved] ..........................................................................................60 SECTION 2.19. [Reserved] ..........................................................................................60 SECTION 2.20. [Reserved] ..........................................................................................60 ARTICLE III Representations and Warranties .................................................................61 SECTION 3.01. Organization: Powers .........................................................................61

ii # #96140098v24 SECTION 3.02. Authorization; Enforceability .............................................................61 SECTION 3.03. Governmental Approvals; No Conflicts .............................................61 SECTION 3.04. Financial Condition; No Material Adverse Change ...........................62 SECTION 3.05. Properties ............................................................................................62 SECTION 3.06. Litigation and Environmental Matters ...............................................63 SECTION 3.07. Compliance with Laws and Agreements; No Default ........................63 SECTION 3.08. Investment Company Status ...............................................................63 SECTION 3.09. Taxes ..................................................................................................63 SECTION 3.10. ERISA and Labor Matters ..................................................................64 SECTION 3.11. Subsidiaries ........................................................................................64 SECTION 3.12. Insurance ............................................................................................65 SECTION 3.13. Solvency .............................................................................................65 SECTION 3.14. Disclosure ...........................................................................................65 SECTION 3.15. [Reserved] ..........................................................................................66 SECTION 3.16. Federal Reserve Regulations ..............................................................66 SECTION 3.17. Anti-Corruption Laws and Sanctions .................................................66 SECTION 3.18. Use of Proceeds ..................................................................................67 SECTION 3.19. USA PATRIOT Act ...........................................................................67 SECTION 3.20. EEA Financial Institution. ..................................................................67 ARTICLE IV Conditions ..................................................................................................67 SECTION 4.01. Closing Date .......................................................................................67 SECTION 4.02. Funding Date Loan .............................................................................68 ARTICLE V Affirmative Covenants ................................................................................69 SECTION 5.01. Financial Statements: and Other Information ....................................69 SECTION 5.02. Notices of Material Events .................................................................71 SECTION 5.03. [Reserved] ..........................................................................................73 SECTION 5.04. Existence: Conduct of Business .........................................................73 SECTION 5.05. [Reserved] ..........................................................................................73 SECTION 5.06. Maintenance of Properties ..................................................................73 SECTION 5.07. Insurance ............................................................................................73 SECTION 5.08. Books and Records; Inspection and Audit Rights ..............................73 SECTION 5.09. Compliance with Laws .......................................................................73 SECTION 5.10. Use of Proceeds ..................................................................................74 SECTION 5.11. Additional Subsidiaries ......................................................................74 SECTION 5.12. Further Assurances .............................................................................74 SECTION 5.13. Reserved .............................................................................................74 SECTION 5.14. Environmental Compliance ................................................................74

iii # #96140098v24 ARTICLE VI Negative Covenants ...................................................................................76 SECTION 6.01. Indebtedness; Certain Equity Securities .............................................76 SECTION 6.02. Liens ...................................................................................................79 SECTION 6.03. Fundamental Changes ........................................................................81 SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions ...........81 SECTION 6.05. Asset Sales ..........................................................................................85 SECTION 6.06. Sale/Leaseback Transactions ..............................................................87 SECTION 6.07. Hedging Agreements ..........................................................................87 SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness ...................88 SECTION 6.09. Transactions with Affiliates ...............................................................90 SECTION 6.10. Restrictive Agreements ......................................................................91 SECTION 6.11. Amendment of Material Documents ..................................................92 SECTION 6.12. Fiscal Year ..........................................................................................92 SECTION 6.13. Leverage Ratio ...................................................................................92 SECTION 6.14. Interest Coverage Ratio ......................................................................92 ARTICLE VII Events of Default ......................................................................................92 SECTION 7.01. Events of Default ................................................................................92 SECTION 7.02. [Reserved] ..........................................................................................93 ARTICLE VIII [Reserved] ...............................................................................................95 ARTICLE IX Miscellaneous ............................................................................................95 SECTION 9.01. Notices ................................................................................................95 SECTION 9.02. Waivers; Amendments .......................................................................96 SECTION 9.03. Expenses; Indemnity; Damage Waiver ..............................................97 SECTION 9.04. Assignments and Participations ........................................................100 SECTION 9.05. Survival ............................................................................................104 SECTION 9.06. Counterparts; Integration; Effectiveness ..........................................104 SECTION 9.07. Severability .......................................................................................106 SECTION 9.08. Right of Setoff ..................................................................................106 SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process ..........107 SECTION 9.10. WAIVER OF JURY TRIAL ............................................................108 SECTION 9.11. Headings ...........................................................................................108 SECTION 9.12. Confidentiality ..................................................................................108 SECTION 9.13. Interest Rate Limitation ....................................................................109 SECTION 9.14. [Reserved] ........................................................................................110 SECTION 9.15. USA PATRIOT Act Notice ..............................................................110 SECTION 9.16. No Fiduciary Relationship ................................................................110

iv # #96140098v24 SECTION 9.17. [Reserved] ........................................................................................111 SECTION 9.18. Judgment Currency ...........................................................................111 SECTION 9.19. Acknowledgement and Consent to Bail-In of EEA Financial Institutions ........................................................................................111 SECTION 9.20. [Reserved] ........................................................................................112 SECTION 9.21. [Reserved] ........................................................................................112 ARTICLE X [Reserved] .................................................................................................113

v # #96140098v24 SCHEDULES: Schedule 1.02 - [Reserved] Schedule 2.01 - Commitments Schedule 3.06(a) - Litigation Schedule 3.06(b) - Environmental Matters Schedule 3.11 - Subsidiaries Schedule 3.12 - Insurance Schedule 6.01 - Existing Indebtedness Schedule 6.02 - Existing Liens Schedule 6.04 - Existing Investments Schedule 6.10 - Existing Restrictions EXHIBITS: Exhibit A - Form of Assignment and Assumption Exhibit B - Form of Borrowing Request Exhibit C - [Reserved] Exhibit D - Form of Compliance Certificate Exhibit E - Form of Interest Election Request Exhibit F-l - [Reserved] Exhibit F-2 - [Reserved] Exhibit F-3 - [Reserved] Exhibit F-4 - [Reserved] Exhibit G - [Reserved] Exhibit H - Form of Guarantee Agreement Exhibit I - [Reserved] Exhibit J - Form of Solvency Certificate

#96140098v24 CREDIT AGREEMENT dated as of December 23, 2022, between ASPEN TECHNOLOGY, INC., as Borrower and EMERSON ELECTRIC CO., as Lender. RECITALS WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof; WHEREAS, the Lender has agreed to extend Loans to the Borrower in an aggregate principal amount of $630,000,000, the proceeds of which will be used to pay a part of the cash consideration for the Acquisition, to consummate the Refinancing and to pay fees and expenses in connection with the foregoing; NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows: ARTICLE I Definitions SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “ABR”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate. “Acquisition” means, the Buyer’s acquisition of all of the issued and outstanding Sale Securities (as defined in the Acquisition Agreement) on the Acquisition Closing Date. “Acquisition Agreement” means that certain Share Sale Agreement, dated as of July 27, 2022, as amended by the Amendment Deed Share - Sale Agreement, dated as of September 16, 2022 and that certain Project Platinum: Side Letter, dated as of July 27 2022, by and among the Buyer, the Borrower and the Target after giving effect to any other modifications, amendments, consents or waivers thereto permitted hereunder. “Acquisition Agreement Representations” means, the representations made by or on behalf of the Target in the Acquisition Agreement that are material to the interests of the Lender (in its capacity as such), but only to the extent that the Borrower and any of its subsidiaries or affiliates has the right to terminate its obligations to consummate the

2 #96140098v24 Acquisition under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement. “Acquisition Closing Date” shall mean the date that the Acquisition is consummated. “Adjusted Free Cash Flow” means, for any period, an amount equal to: (a) Free Cash Flow for such period; plus (b) without duplication, an amount equal to the sum of: (i) Consolidated Interest Expense for such period (including imputed interest expense in respect of finance lease obligations), and (ii) provision for taxes based on income, profits or losses, including foreign withholding taxes, and for corporate franchise, capital stock, net worth taxes, in each case during such period as reflected in the consolidated statements of income of the Borrower and its Subsidiaries for such period delivered pursuant to Section 5.01; minus (c) without duplication, the net amount (which may be an amount below zero) equal to the sum of (i) adjustments for deferred income taxes, plus (ii) changes in accounts receivable, plus (iii) changes in prepaid expenses, plus (iv) changes in prepaid income taxes, plus (vi) changes in other assets, plus (vii) changes in accounts payable, plus (viii) changes in accrued expenses and other current liabilities, plus (ix) changes in income taxes payable, plus (x) changes in other liabilities, in each case as reflected in the consolidated statements of cash flow of the Borrower and its Subsidiaries for such period delivered pursuant to Section 5.01. “Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified. “Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time. “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government

3 #96140098v24 Securities Business Day) plus 1%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.11 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.11(b), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption. “Applicable Creditor” has the meaning set forth in Section 9.18(b). “Applicable Rate” means, (a) from the Closing Date to the date on which the Lender receives a Compliance Certificate pursuant to Section 5.01(d) for the first full Fiscal Quarter ending after the Closing Date, the Applicable Rate set forth below under Level I shall apply and (b) thereafter, (i) with respect to any Term Benchmark Loan, the applicable rate per annum set forth below under the caption “Applicable Rate - SOFR Loans” based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Lender pursuant to Section 5.01(d); and (ii) with respect to any ABR Loan, the applicable rate per annum set forth below under the caption “Applicable Rate - ABR Loans” based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Lender pursuant to Section 5.01(d): Status: Leverage Ratio Applicable Rate – SOFR Loans Applicable Rate – ABR Loans Level I Less than or equal to 1.50 to 1.00 1.25% 0.25% Level II Greater than 1.50 to 1.00, but less than or equal to 2.50 to 1.00 1.50% 0.50% Level III Greater than 2.50 to 1.00 1.75% 0.75%

4 #96140098v24 “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Asset Sale” means any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by Section 6.05 (other than clause (k) thereof)) that yields gross proceeds to the Borrower or any Subsidiary (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non- cash proceeds) in excess of $5,000,000. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any party whose consent is required by Section 9.04, and accepted by the Lender, substantially in the form of Exhibit A or any other form approved by the Lender and the Borrower. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.11. “Bail-In Action”- means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, “Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Lender, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such

5 #96140098v24 proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.11 “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Lender for the applicable Benchmark Replacement Date: (1) Daily Simple SOFR; (2) the sum of: (a) the alternate benchmark rate that has been selected by the Lender and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then- prevailing market convention for determining a rate of interest as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Lender in its sole discretion. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Lender and the Borrower for the applicable Corresponding

6 #96140098v24 Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Lender decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Lender in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

7 #96140098v24 “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); and/or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. “Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Lender by notice to the Borrower and the Lender.

8 #96140098v24 “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to then-current Benchmark and solely to the extent that such Benchmark has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder in accordance with Section 2.11 and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder pursuant to Section 2.11. “Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230 “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America. “Borrower” means Aspen Technology, Inc., a Delaware corporation. “Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect. “Borrower Refinancing” has the meaning assigned to it in Section 4.01. “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, substantially in the form of Exhibit B or any other form approved by the Lender. “Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be in relation to Loans referencing the Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Term SOFR Rate or any other dealings of such Loans referencing the Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day. “Buyer” means AspenTech Australia Holding Pty Ltd, an Australian proprietary limited company. “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required

9 #96140098v24 to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, subject to Section 1.04. The amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee. “CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Code and (b) each subsidiary of any such controlled foreign corporation. “CFC Holding Company” means a Subsidiary, substantially all of the assets of which consist of Equity Interests or Indebtedness of (a) one or more CFCs or (b) one or more CFC Holding Companies. “Change in Control” means (a) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (i) nominated by the Board of Directors of the Borrower or the Emerson Group nor (ii) appointed or approved by directors so nominated or the Emerson Group or (b) any person or group or persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Emerson Group, shall obtain ownership or control in one or more series of transactions of more than 35% of the common Equity Interests or 35% of the voting power of the Equity Interests of the Borrower entitled to vote on the election of members of the Board of Directors of the Borrower. “Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented. “Charges” has the meaning set forth in Section 9.13. “Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

10 #96140098v24 “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Code” means the United States Internal Revenue Code of 1986, as amended from time to time. “Commitment” means the commitment of the Lender to make Loans hereunder on or after the Closing Date in a principal amount not to exceed the amount set forth opposite the Lender’s name on Schedule 2.01 under the caption “Commitment”. The initial aggregate amount of the Lender’s Commitment is $630,000,000. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S. C. § 1 et seq.), as amended from time to time, and any successor statute. “Company Common Stock” has the meaning set forth in the Stockholders Agreement. “Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit D or any other form approved by the Lender. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Interest Expense” means, with reference to any period, the Interest Expense of the Borrower and its Subsidiaries calculated on a consolidated basis in accordance with GAAP for such period. “Consolidated Total Assets” means, with reference to any period, the total assets of the Borrower and its Subsidiaries calculated on a consolidated basis in accordance with GAAP for such period. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, “Controlling” and “Controlled” have meanings correlative thereto. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

11 #96140098v24 “Daily Simple SOFR” means, with respect to any applicable determination date means the SOFR published on such date on the NYFRB’s website (or any successor source). “Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default. “Designated Subsidiary” means each Significant Domestic Subsidiary that is not an Excluded Subsidiary. “Disposition” has the meaning set forth in Section 6.05. “Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder (hereof}, or upon the happening of any event or condition: (a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise; (b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or (c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Borrower or any Subsidiary, in whole or in part, at the option of the holder thereof; in each case, on or prior to the date that is 91 days after the Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the Closing Date, the Closing Date); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Obligations that are accrued and payable and the termination or expiration of the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit

12 #96140098v24 of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. “Disqualified Institutions” means (i) banks, financial institutions and other institutional lenders separately identified in writing by the Borrower to the Lender prior to the Closing Date, (ii) the competitors of the Borrower and the Subsidiaries identified by name in writing by the Borrower to the Lender from time to time and (iii) in the case of each of the entities covered by clauses (i) and (ii), any of their Affiliates that are either (a) identified in writing by the Borrower or (ii) clearly identifiable on the basis of such Affiliate’s name. In no event shall the Lender be obligated to ascertain, monitor or inquire as to whether any prospective assignee is a Disqualified Institution or have any liability with respect to any assignment made to a Disqualified Institution. “Dollars” or “$” refers to lawful money of the United States of America. “Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia. “EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any bank and (e) any other financial institution or investment fund engaged as a primary activity in the ordinary course of its business in making or investing

13 #96140098v24 in commercial loans or debt securities, other than, in each case, (i) a natural person (including a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof) or (ii) the Borrower, any Subsidiary or any other Affiliate of the Borrower, in each case other than any Disqualified Institution. “Emerson Group” has the meaning set forth in the Stockholders Agreement. “Environmental Laws” means all Requirements of Law relating to pollution or the protection of the environment or natural resources (or, as it relates to exposure to hazardous or toxic substances, human health and safety matters). “Environmental Liability” means any liability, obligation, loss, claim, lawsuit or order, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities) directly or indirectly resulting or arising from (a) the violation of any Environmental Law or Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the Release or threatened Release of any Hazardous Materials, (d) exposure to any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization issued or required under Environmental Laws. “Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into Equity Interests). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” means (A) any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or (B) any entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 (a)(14) of ERISA.

14 #96140098v24 “ERISA Event” means (a) the existence, with respect to any Plan of the Borrower or any Subsidiary, of a non-exempt Prohibited Transaction; (b) any Reportable Event; (c) the failure of the Borrower or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (e) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (f) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (g) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (h) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (i) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or in “critical and declining” status (within the meaning of Section 305 of ERISA) or terminated (within the meaning of Section 4041A of ERISA) or that the PBGC has issued a partition order under Section 4233 of ERISA with respect to the Multiemployer Plan; (j) the failure by the Borrower or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA; (k) a Foreign Plan Event; (l) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) or 4068 of ERISA with respect to any Pension Plan; or (m) the occurrence of an act or omission which could give rise to the imposition on any Borrower or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan. “Event of Default” has the meaning set forth in Article VII. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time. “Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned Significant Subsidiary organized in the United States, (b) any Subsidiary (other than the Borrower) that is a CFC or a CFC Holding Company and (c) any Subsidiary formed or acquired after the Closing Date, in each case that is prohibited by Requirements of Law

15 #96140098v24 from guaranteeing the Obligations; provided however that any Subsidiary shall cease to be an Excluded Subsidiary at such time as none of clauses (a), (b) or (c) above apply to such Subsidiary and provided, further, that if a Subsidiary that is party to the Guarantee Agreement ceases to be wholly-owned by the Borrower then it shall not constitute an “Excluded Subsidiary” under clause (a) to the extent it remains a Significant Subsidiary of the Borrower organized in the United States. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.16(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(f) and (d) any U.S. federal withholding Taxes imposed under FATCA. “Existing Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of December 23, 2019 among the Borrower, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Lender, as may be amended, restated, modified, renewed, replaced, refinanced or otherwise modified in whole or in part from time to time. “Facility” means the Commitments and the Loans made thereunder. “FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471 (b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

16 #96140098v24 “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to zero for the purposes of calculating such rate. “Financial Officer” means, with respect to any Person, the chief executive officer, chief financial officer, principal accounting officer or treasurer of such Person. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America. “Fiscal Quarter” means a fiscal quarter of the Borrower. “Fiscal Year” means a fiscal year of the Borrower. “Floor” means 0.0%. “Foreign Lender” means any Lender that is not a U.S. Person. “Foreign Plan” means each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), program or agreement that is not subject to US law and is maintained or contributed to by, or entered into with, the Borrower or any ERISA Affiliate, other than any employee benefit plan, program or agreement that is sponsored or maintained exclusively by a Governmental Authority. “Foreign Plan Event” means, with respect to any Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any contributions or payments required by applicable law or by the terms of such Foreign Plan; (b) the failure to register or loss of good standing with applicable Governmental Authorities of any such Foreign Plan required to be registered with such Governmental Authorities; or (c) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan. “Free Cash Flow” means, for any period, an amount equal to: (a) Net Cash Provided by Operating Activities for such period, plus (b) without duplication, an amount equal to the sum of:

17 #96140098v24 (i) any extraordinary losses or charges for such period, determined on a consolidated basis in accordance with GAAP, including litigation-related payments (receipts), (ii) Transaction Costs related to the Transactions and any non-recurring fees, costs and expenses incurred or payable by the Borrower or any of its Subsidiaries in connection with any Permitted Acquisition or Specified Transaction or any other asset acquisitions permitted hereunder, including non-capitalized acquired technology, (iii) any impact from restructuring charges or impairment charges, provided that cash impact is included in Free Cash Flow when any such amount is actually paid, minus (c) without duplication, the net amount equal to the sum of (i) capital expenditures for such period for the purchases of property, equipment and leasehold improvements plus (ii) payments for capitalized computer software costs for such period , in each case as reflected in the consolidated statements of cash flows of the Borrower and its Subsidiaries for such period delivered pursuant to Section 5.01, minus (d) any extraordinary gains for such period, determined on a consolidated basis in accordance with GAAP. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank). “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to

18 #96140098v24 purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Financial Officer of the Borrower)). The term “Guarantee” used as a verb has a corresponding meaning. “Guarantee Agreement” means the Guarantee Agreement among the Designated Subsidiaries and the Lender, substantially in the form of Exhibit H. “Guarantee Requirement” means, at any time, the requirement that the Lender shall have received from the Borrower and each Designated Subsidiary either (i) counterparts of the Guarantee Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Closing Date, a supplement to the Guarantee Agreement, substantially in the form specified therein (or as otherwise agreed by the Lender), duly executed and delivered on behalf of such Person, together with documents of the type referred to in Section 4.01(b)(i), 4.01(b)(ii), 4.01(b)(iii) and 4.01(b)(iv) and, to the extent reasonably requested by the Lender, opinions of the type referred to in Section 4.01(b)(iv), with respect to such Designated Subsidiary; Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the Loan Parties shall have the time periods specified in Section 5.11 to satisfy the Guarantee Requirement with respect to Designated Subsidiaries newly acquired or formed (or which first become Designated Subsidiaries) after the Closing Date, (b) no Person shall be required to Guarantee the Obligations if to do so would conflict with the fiduciary duties of its directors or contravene any legal prohibition or result in a risk of personal or criminal liability on the part of any officer or director thereof, (c) the requirement to enter into the Guarantee Agreement and the terms of such agreement shall be subject to general statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference, “thin capitalization” rules, retention of title claims, exchange control restrictions, ineffectiveness

19 #96140098v24 of agency provisions, and similar principles that may limit the ability of any Person to provide a Guarantee to the Lender or may require that the Guarantee be limited by an amount or otherwise; provided, that each such affected Person that is otherwise required to be a Loan Party shall use commercially reasonable efforts to provide the maximum permissible credit support and to assist in demonstrating that adequate corporate benefit accrues to any relevant entity, and (d) the maximum Guaranteed may be limited due to legal or regulatory limitations, or, in the Lender’s reasonable discretion, to minimize stamp duty, notarization, registration or other applicable fees, taxes and duties. Notwithstanding any other provision of any Loan Document, the Guarantee given by any Subsidiary that becomes a Subsidiary Guarantor (as defined in the Guarantee Agreement) after the Closing Date (an “Additional Guarantor”) shall be subject to the limitations consistent with this definition and such limitations shall be set forth in the Supplement (as defined in the Guarantee Agreement) applicable to such Additional Guarantor. The Lender may, without the consent of any Lender, grant extensions of time for the provision of any Guarantee by any Designated Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Designated Subsidiaries formed or acquired, after the Closing Date) where it and the Borrower reasonably agree that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement. In addition, in no event shall (a) control agreements or control or similar arrangements be required with respect to cash deposit or securities accounts, (b) notice be required to be sent to account debtors or other contractual third parties prior to the occurrence and absent the continuance of an Event of Default, (c) perfection be required with respect to letter of credit rights and commercial tort claims (except to the extent perfected through the filing of Uniform Commercial Code financing statements), (d) security documents governed by the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia be required, (e) filings be required to be made against intellectual property in any jurisdiction other than the United States or (f) landlord, warehouse or bailee waivers be required for leased or used real property. “Hazardous Materials” means petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, mercury, lime solids, radon gas and all other substances, wastes or other pollutants (including explosive, radioactive, hazardous or toxic substances or wastes) that are regulated pursuant to, or the Release of or exposure to which could give rise to liability under, any Environmental Law. “Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt securities or

20 #96140098v24 instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or any combination of the foregoing transactions, in each case, not entered into for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any Subsidiary shall be a Hedging Agreement. “Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedging Agreements. “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding, for the avoidance of doubt, trade accounts payable), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable, deferred compensation arrangements for employees, directors and officers and other accrued obligations), (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests, (i) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, and (j) all Guarantees by such Person of Indebtedness of others; provided that Indebtedness shall not include any performance guarantee or other Guarantee that is not a Guarantee of other Indebtedness; and provided, further, that Indebtedness shall not include obligations under any operating lease, financing lease or property that is not required to be capitalized on the balance sheet of such Person. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding the foregoing, the term “Indebtedness” shall not include (i) purchase price adjustments, earnouts, holdbacks or deferred payments of a similar nature (including deferred compensation representing consideration or other contingent obligations incurred in connection with an

21 #96140098v24 acquisition), except in each case to the extent that such amount payable is, or becomes, reasonably determinable and contingencies have been resolved or such amount would otherwise be required to be reflected on a balance sheet prepared in accordance with GAAP; (ii) current accounts payable (including intercompany accounts payable); (iii) obligations in respect of non-competes and similar agreements; (iv) Hedging Obligations; and (v) deferred revenue, customer pre-payments or other similar obligations. The amount of Indebtedness of any Person for purposes of clause (i) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee” has the meaning set forth in Section 9.03(b). “Insolvent” means with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA. “Interest Coverage Ratio” means, as of the end of any Fiscal Quarter of the Borrower, the ratio of Adjusted Free Cash Flow to Consolidated Interest Expense (excluding non-cash interest), in each case, as calculated for the Test Period then ending (and, for the avoidance of doubt, Adjusted Free Cash Flow shall be measured on a trailing twelve (12) month basis). “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05, which shall be, in the case of any such written request, substantially in the form of Exhibit E or any other form approved by the Lender. “Interest Expense” means, with respect to any person for any period, the gross interest expense of such person for such period on a consolidated basis, including without limitation (a) the amortization of debt discounts, (b) the amortization of all fees (including fees with respect to Hedging Agreements (other than as set forth below)) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (c) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (d) commissions, discounts, yield and other fees and charges incurred in connection with the asset securitization or similar transaction which are payable to any person other than the Borrower or a wholly-owned Subsidiary; provided

22 #96140098v24 that in any event “Interest Expense” will exclude any make whole or prepayment premiums, write offs or Hedging Agreement termination costs and similar premiums and costs related to the Transactions. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower and the Subsidiaries with respect to Hedging Agreements. “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date and (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date. “Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is three months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Investment” means, with respect to a specified Person, (a) any Equity Interests, evidences of Indebtedness (other than accounts receivables and/or accrued expenses arising in the ordinary course of business payable in accordance with customary practices and loans to employees in the ordinary course of business) or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than commission, travel and similar advances to officers and employees made in the ordinary course of business) to, Guarantees of any Indebtedness or other obligations of, or any other investment in, any other Person that are held or made by the specified Person and (b) the purchase or acquisition (in one transaction or a series of related transactions) of all or substantially all the property and assets or business of another Person or assets constituting a business unit, line of business, division or product line of such other Person. The amount, as of any date of determination, of (i) any Investment in

23 #96140098v24 the form of a loan or an advance shall be the principal amount thereof outstanding on such date (excluding any portion thereof representing paid-in-kind interest or principal accretion), without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the Borrower in accordance with GAAP) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received in cash, or other property that has been converted into cash or is readily marketable for cash, by such specified Person representing a return of capital of such Investment, but without any adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such transfer, (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness, other securities or assets of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus the cost of all additions, as of such date, thereto, and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (v) any Investment (other than any Investment referred to in clause (i), (ii), (iii) or (iv) above) by the specified Person in any other Person resulting from the issuance by such other Person of its Equity Interests to the specified Person shall be the fair value (as determined reasonably and in good faith by a Financial Officer of the Borrower) of such Equity Interests at the time of the issuance thereof. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer of the Borrower. Any basket in this Agreement used to make an Investment by any Loan Party on or after the Closing Date in any Person that is not a Loan Party on the date such Investment is made but subsequently becomes a Loan Party in accordance with the terms of this Agreement shall be refreshed by the amount of the Investment so made on the date such Person so becomes a Loan Party. For the avoidance of doubt, for purposes of covenant compliance, the amount of an Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment and, in the case of an Investment made in a currency other than Dollars, without adjustment for any changes in any applicable exchange rate.

24 #96140098v24 “Investment Company Act” means the U.S. Investment Company Act of 1940, as amended. “IRS” means the United States Internal Revenue Service. “Judgment Currency” has the meaning set forth in Section 9.18(b). “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.20, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. “Leverage Ratio” means, on any date of determination, the ratio of (a) an amount equal to Total Indebtedness as of such date to (b) Adjusted Free Cash Flow for the Test Period recently ended on or prior to such date. “Leverage Specified Acquisition” means a Permitted Acquisition financed in whole or in part with Indebtedness and for which (i) the consideration in respect of such acquisition is $100,000,000 or more and (ii) the Borrower delivers to the Lender an officers’ certificate no later than the date by which the Borrower must deliver financial statements in respect of such fiscal quarter in accordance with Section 5.01(a) or (b) in respect of the fiscal quarter in which such Permitted Acquisition was consummated, designating such Permitted Acquisition as a “Leverage Specified Acquisition”; provided that in no event shall there be more than two Leverage Specified Acquisitions commencing after the Closing Date. “Leverage Specified Period” means the period of two consecutive fiscal quarters commencing on the first day of the fiscal quarter in which the consummation of a Leverage Specified Acquisition occurs (such first day, the “Relevant Day”); provided that no event shall a Leverage Specified Period commence if a Leverage Specified Period was in effect during any portion of the four consecutive fiscal quarter period ended immediately prior to the Relevant Day. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including any agreement to provide any of the foregoing and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. “Loan” means any loan made by a Lender pursuant to this Agreement.

25 #96140098v24 “Loan Documents” means this Agreement, the Guarantee Agreement and, except for purposes of Section 9.02, any Notes (and, in each case, any amendment, restatement, waiver, supplement or other modification to any of the foregoing). “Loan Parties” means the Borrower and each Designated Subsidiary that is a party to the Guarantee Agreement. “Material Adverse Effect” means an event or condition that has resulted, or could reasonably be expected to result, in a material adverse effect on (a) the business, assets, operations, or financial condition of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Lender under the Loan Documents. “Material Indebtedness” means Indebtedness (other than the Loans and Guarantees under the Loan Documents) or Hedging Obligations of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount of $20,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if the applicable Hedging Agreement were terminated at such time. “Maturity Date” means, with respect to each Facility, the date that is five (5) years after the Funding Date. “Maximum Rate” has the meaning set forth in Section 9.13. “Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business. “Mortgage” means a mortgage, deed of trust or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Lender. “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Net Cash Proceeds” means, (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees,

26 #96140098v24 amounts required to be applied to the repayment of Permitted Senior Indebtedness or the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event, other customary fees and expenses actually incurred in connection therewith and net of any transfer or similar taxes and other Taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements, in each case, to the extent the credit or deduction or payment under such an arrangement, as applicable, is reasonably expected to reduce such tax amounts as determined by treating the income from such Asset Sale or Recovery Event as if it were the last item of income available to offset such credit or deduction or payment) and amounts provided as a reserve, in accordance with GAAP against any liabilities under any indemnification obligations and any purchase price adjustments associated with any Asset Sale and (b) in connection with any incurrence of Indebtedness, the cash proceeds received from such incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith. “Net Cash Provided by Operating Activities” means, for any period, the net cash provided by operating activities of the Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, as reflected in the consolidated statements of cash flows of the Borrower and its Subsidiaries for such period delivered pursuant to Section 5.01. “Non-U.S. Lender” means a Lender that is not a U.S. Person. “Note” means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.07(e) in substantially the form of Exhibit I hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender. “Notice of Renewal” has the meaning set forth in Section 2.01(b). “Notice of Termination” has the meaning set forth in Section 2.01(c). “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Lender from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for the purposes of calculating such rate.

27 #96140098v24 “Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under this Agreement and each of the other Loan Documents, including subject to the terms of the Loan Documents, obligations to pay fees, expense reimbursement obligations (including with respect to outside counsel attorneys’ fees) and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding). “Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or

28 #96140098v24 perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16(b)). “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate). “Participant” has the meaning set forth in Section 9.04(d). “Participant Register” has the meaning set forth in Section 9.04(d). “Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “PBGC” means the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA or any successor entity performing similar functions. “Permitted Acquisition” means (x) the Acquisition and (y) the purchase or other acquisition, by merger or otherwise, by the Borrower or any Subsidiary of substantially all the Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person and each subsidiary of such Person upon the consummation of such acquisition, will be a wholly-owned Subsidiary (or, in the case of any such purchase or other acquisition structured as a two-step tender offer, such Person (including each subsidiary of such Person) will become a wholly-owned Subsidiary upon the consummation of the second step of such transaction), in each case including as a result of a merger or consolidation between any Subsidiary and such Person and, to the extent required under this Agreement, will be or become a Loan Party as required under the Guarantee Requirement or otherwise become a Loan Party, or (b) in the case of any purchase or other acquisition of assets other than Equity Interests, such assets will be owned by a Loan Party or a Subsidiary thereof; provided that, in each case, (i) the business of such Person, or such assets, as the case may be, constitute a business permitted under Section 6.03(b) and (ii) with respect to each such purchase or other acquisition, all actions required to be taken with respect to each newly created or acquired Subsidiary or assets in order to satisfy the requirements set forth in the

29 #96140098v24 definition of the term “Guarantee Requirement” shall be taken within the required time periods for satisfaction of such requirements set forth therein. “Permitted Amount” means, as of any date, (a) $35,000,000 less (b) the sum of, without duplication, (i) the aggregate outstanding principal amount of Indebtedness incurred under Section 6.01(g) by Subsidiaries that are not Loan Parties as of such date, (ii) the aggregate outstanding principal amount of Indebtedness incurred under Section 6.01(l) as of such date, (iii) the aggregate amount of Investments by Loan Parties in Subsidiaries that are not Loan Parties outstanding under Section 6.04(d) as of such date, (iv) the aggregate outstanding amount of loans or advances made by Loan Parties to Subsidiaries that are not Loan Parties under Section 6.04(e) as of such date, (v) the aggregate outstanding amount of Indebtedness of Subsidiaries that are not Loan Parties Guaranteed by Loan Parties under Section 6.04(f) as of such date and (vi) the aggregate amount of Investments by Loan Parties in Subsidiaries that are not Loan Parties outstanding under Section 6.04(r) as of such date. “Permitted Encumbrances” means: (a) Liens imposed by law for Taxes, assessments and other governmental charges that are not yet due or are being contested in compliance in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) or 4068 of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days; (c) (i) Liens (including pledges and deposits) arising in the ordinary course of business in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations and (ii) pledges and deposits in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (c)(i) above; (d) pledges and deposits made (i) to secure the performance of bids, trade and commercial contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar

30 #96140098v24 instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (d)(i) above; (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01 (k); (f) survey exceptions, easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business, and other minor title imperfections with respect to real property, that in any case do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower Or any Loan Party; (g) Liens arising from Permitted Investments described in clause (d) of the definition of the term Permitted Investments; (h) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Subsidiary in excess of those required by applicable banking regulations; (i) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Borrower and the Subsidiaries in the ordinary course of business and any other similar precautionary Uniform Commercial Code financing statement filings; (j) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon (or similar provisions under applicable law); (k) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement entered into in the ordinary course of business; (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

31 #96140098v24 (m) Liens that are contractual rights of set-off; (n) Leases, subleases, licenses and sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary course of business of the Borrower and its Subsidiaries and do not secure Indebtedness; and (o) Deposits in the ordinary course of business to secure liability to insurance carriers. provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clauses (c) and (d) above securing obligations under letters of credit, bank guarantees or similar instruments. “Permitted Investments” means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, (i) a short term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (ii) a long term rating of “A2” or higher from Moody’s or “A” or higher from S&P; (c) investments (i) in cash and (ii) in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 365 days from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; (e) “money market funds” that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act, (ii) with (A) a short term credit rating of “P-l” or higher from Moody’s or “A-1” or higher from S&P or (B) a long term rating

32 #96140098v24 of “A2” or higher from Moody’s or “A” or higher from S&P and (iii) have portfolio assets of at least $5,000,000,000; (f) investments in Indebtedness that is (x) issued by Persons with (i) a short term credit rating of ”P-1” or higher from Moody’s or “A-1” or higher from S&P or (ii) a long term rating of “A2” or higher from Moody’s or “A” or higher from S&P, in each case for clauses (i) and (ii) with maturities not more than 12 months after the date of acquisition and (y) of a type customarily used by companies for cash management purposes; (g) investments in assets set forth on the Borrower’s cash management and investment policy as provided to the Lender and as in effect on the Closing Date (as may be modified by the Borrower after the Closing Date in a manner reasonably satisfactory to the Lender); and (h) in the case of the Borrower or any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes. “Permitted Senior Indebtedness” (a) the senior secured revolving loan facility provided under the Existing Credit Agreement or any amendment, supplement, modification, substitution, replacement, restatement or refinancing thereof in whole or in part from time to time and (b) additional Indebtedness, so long as, in the case of this clause (b), the Borrower is in compliance with Section 6.13 on a Pro Forma Basis. “Person” means any natural person, corporation, company, limited liability company, trust, joint venture, association, partnership, Governmental Authority or other entity. “Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Platform” has the meaning set forth in Section 9.01(d). “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve

33 #96140098v24 Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Lender) or any similar release by the Federal Reserve Board (as determined by the Lender). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of (or commencing with) the first day of the applicable period of measurement in such test or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction (A) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary or any division, product line, or facility used for operations of the Borrower or any of the Subsidiaries, shall be excluded, and (B) in the case of an acquisition or investment described in the definition of “Specified Transaction”, shall be included, (ii) any prepayment, repayment, retirement, redemption or satisfaction of Indebtedness, and (iii) any Indebtedness incurred or assumed by the Borrower or any of the Subsidiaries in connection therewith. “Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code. “Qualified Equity Interests” means Equity Interests of the Borrower other than Disqualified Equity Interests. “Recipient” means the Lender. “Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any Subsidiary that yields gross proceeds to the Borrower or any Subsidiary in excess of $5,000,000. “Refinancing” has the meaning assigned to it in Section 4.01. “Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any reasonable fees, premium and expenses relating to

34 #96140098v24 such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness, and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the stated final maturity of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control, fundamental change, or upon conversion or exchange in the case of convertible or exchangeable Indebtedness or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date that is 91 days after the latest Maturity Date in effect on the date of such extension, renewal or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be longer than the shorter of (x) the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing and (y) the weighted average life to maturity of Loans remaining as of the date of such extension, renewal or refinancing with the latest Maturity Date; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of the Borrower if the Borrower shall not have been an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of such Subsidiary or of the Borrower only to the extent of their obligations in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been subordinated to the Obligations, such Refinancing Indebtedness shall also be subordinated to the Obligations on terms not less favorable in any material respect to the Lender; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent. “Register” has the meaning set forth in Section 9.04(c). “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

35 #96140098v24 “Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Loans pursuant to Section 2.08(f) as a result of the delivery’ of a Reinvestment Notice. “Reinvestment Event” means any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice. “Reinvestment Notice” means a written notice executed by an officer of the Borrower stating that no Event of Default pursuant to Section 7.01(a), (b)(b), (d) (solely with respect to a violation of Section 6.13 or 6.14), (h) or (i) has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair productive assets to be used or usable by the Borrower or any of its Subsidiaries. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates. “Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment. “Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto. “Reportable Event” means any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan, other than those events as to which notice is waived pursuant to the Department of Labor Reg. § 4043. “Required Prepayment Date” has the meaning set forth in Section 2.08(h). “Requirements of Law” means, with respect to any Person, (a) the Organizational Documents of such Person and (b) any law (including common law), statute, ordinance, treaty, rule, regulation, code, judgment, order, decree, writ, injunction, settlement agreement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

36 #96140098v24 “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of, or any other return of capital with respect to, any Equity Interests in the Borrower or any Subsidiary. “S&P” means Standard & Poor’s Financial Services LLC. “Sale/Leaseback Transaction” means an arrangement relating to property owned by the Borrower or any Subsidiary whereby the Borrower or such Subsidiary sells or transfers such property to any Person and the Borrower or any Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred from such Person or its Affiliates. “Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Luhansk People’s Republic, so-called Donetsk People’s Republic, Crimea, Cuba, Iran, North Korea and Syria). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions- related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, His Majesty’s Treasury of the United Kingdom, the European Union or any EU member state, or the Government of Australia, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom or the Government of Australia. “SEC” means the United States Securities and Exchange Commission. “Secured Indebtedness” means Indebtedness (other than Subordinated Indebtedness) that is secured by a Lien on any asset of the Borrower or any of its Subsidiaries.

37 #96140098v24 “Secured Leverage Ratio” means, on any date of determination, the ratio of (a) an amount equal to Secured Indebtedness as of such date to (b) Adjusted Free Cash Flow for the Test Period recently ended on or prior to such date. “Securities Act” means the United States Securities Act of 1933. “Significant Domestic Subsidiary” means any Domestic Subsidiary that is a Significant Subsidiary. “Significant Subsidiary” means (a) each Subsidiary (i) with total assets (including the value of Equity Interests of its subsidiaries), on any date of determination, equal to or greater than 10% of the total assets of the Borrower and its Subsidiaries and/or (ii) the gross revenues of which, for the Test Period most recently ended, are equal to or greater than 10% of the gross revenues of the Borrower and its Subsidiaries, in each case calculated in accordance with GAAP and (b) each Subsidiary that owns any Equity Interests of any Subsidiary that would be deemed a Significant Subsidiary under clause (a)(i) or (a)(ii) above; provided that if at the end of or for any Test Period during the term of this Agreement, the combined aggregate amount of total assets as of the last day of any Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) or combined aggregate amount of gross revenues for the Test Period most recently ended of all Subsidiaries that are not Significant Subsidiaries shall have exceeded 20% of the Consolidated Total Assets of the Borrower and its Subsidiaries or 20% of the consolidated gross revenues of the Borrower and its Subsidiaries for the Test Period most recently ended, then one or more of the Subsidiaries that are not Significant Subsidiaries shall be designated by the Borrower in writing to the Lender as a Significant Subsidiary until such excess has been eliminated. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Specified Representations” means those representations and warranties set forth in Sections 3.01, 3.02, 3.03(b) (solely with respect to the execution, delivery and performance of the Loan Documents (and the incurrence of Indebtedness thereunder) not conflicting with the Organizational Documents of the Loan Parties), 3.08, 3.13, 3.16, 3.17 and 3.19.

38 #96140098v24 “Specified Transaction” means, with respect to any period, any Investment, acquisition, Disposition, incurrence, assumption or repayment of Indebtedness, Restricted Payment, that by the terms of this Agreement requires such test or covenant to be calculated on a Pro Forma Basis. “Stockholders Agreement” means that certain Stockholders Agreement dated as of May 16, 2022, by and among Emerson, EMR Worldwide Inc., a Delaware corporation, and the Borrower). “Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is contractually subordinated in right of payment to any other Indebtedness of such Person. “subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. “Subsidiary” means any subsidiary of the Borrower. “Target” means Mining Software Holdings Pty Ltd (ACN 630 328 326), an Australian proprietary limited company. “Target Refinancing” has the meaning assigned to it in Section 5.15. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Benchmark” means, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate. “Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

39 #96140098v24 “Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Term SOFR Reference Rate” means for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Lender as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. “Test Period” means each period of four consecutive Fiscal Quarters of the Borrower. “Total Assets” means, as of any date, the total assets of the Borrower and its Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Borrower and its Subsidiaries, determined on a Pro Forma Basis. “Total Indebtedness” means, on any date, the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04, or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness).

40 #96140098v24 “Transaction Costs” means all fees, costs and expenses incurred or payable by the Borrower or any Subsidiary in connection with the Transactions to be consummated on the Closing Date. “Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents (including this Agreement) to which it is to be a party, (b) the consummation of the Acquisition in accordance with the Acquisition Agreement, (c) the consummation of the Refinancing and (d) the payment of the Transaction Costs. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate, the Alternate Base Rate. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “U.S. Person” means a “United States” person within the meaning of Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.20. “U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.14(f)(ii)(B)(3). “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. “Waivable Mandatory Prepayment” has the meaning assigned to it in Section 2.08(h). “wholly-owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

41 #96140098v24 “Write-Down and Conversion Powers” means with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term Benchmark Loan” or a “ABR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term Benchmark Borrowing” or a “ABR Borrowing”). SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendment and restatements, extensions, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, consolidated, replaced, interpreted, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e)

42 #96140098v24 all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Borrower, by notice to the Lender, shall request an amendment to any provision hereof to eliminate the effect of (A) any change occurring after the Closing Date in GAAP or in the application thereof or (B) the issuance of any new accounting rule or guidance (including, without limitation, any accounting rule or guidance relating to or issued in connection with Topic 606) or in the application thereof on the operation of such provision after the Closing Date (or if the Lender by notice to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof or the issuance of such rule or guidance or the application thereof, then such provision shall be interpreted on the basis of GAAP and such rule or guidance as in effect and applied immediately prior thereto shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, provided, further, that the Borrower shall provide reconciliation information in form and substance reasonably satisfactory to the Lender in the applicable Compliance Certificate to the extent required to reconcile such calculations with the information in the financial statements delivered pursuant to Section 5.01, and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (A) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities), or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein and (B) any treatment of Indebtedness relating to convertible or equity-linked securities under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) requiring the valuation of any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. For purposes of the foregoing, any change by the Borrower in its accounting principles and standards to adopt International Financial Reporting Standards, regardless of whether required by applicable laws and regulations, will be deemed a change in GAAP. (b) For purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, or for purposes of determining whether any Specified Transaction,

43 #96140098v24 Adjusted Free Cash Flow, the Leverage Ratio and the Interest Coverage Ratio shall be calculated with respect to such period on a Pro Forma Basis, giving effect to such Specified Transaction. For the avoidance of doubt, any calculations on a Pro Forma Basis (i) shall exclude purchase acquisition accounting impact for any Permitted Acquisition or Specified Transaction, as applicable, and (ii) for periods prior to the applicable Permitted Acquisition or Specified Transaction, shall be made based on the financial information for the target of such Permitted Acquisition or Specified Transaction, as applicable, that is publicly or privately available and regardless of the accounting standard applied to such target prior to the date of such Permitted Acquisition or Specified Transaction (and, for the avoidance of doubt, no breach of this Agreement shall result therefrom). (c) All leases of a Person that would have been treated as operating leases or financing leases and not as Capital Lease Obligations, as applicable, for purposes of GAAP but for the adoption of accounting rules or guidance with respect to Accounting Standards Codification Topic 842 (“ACS 842”), shall continue to be accounted for as operating leases and financing leases, respectively (and not Capital Lease Obligations), hereunder notwithstanding the fact that such leases are required in accordance with ACS 842 to be treated as Capital Lease Obligations. (d) Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and agree that if any covenant or event of default of the Existing Credit Agreement (as in effect on the date hereof) is amended in a manner more favorable to the lenders under the Existing Credit Agreement in each case, other than any such term related to a change of control or revolver overadvance, or any other term that is generally applicable to secured loans, revolver loans or otherwise not applicable to this Agreement or unsecured loans, to the extent applicable to this Agreement, the parties hereto shall enter into an amendment to incorporate such covenant or event of default into this Agreement for the benefit of the Lender. The Borrower agrees to execute and deliver such amendment within 10 Business Days following a written request from the Lender to enter into such amendment in accordance with the preceding sentence. SECTION 1.05. [Reserved]. SECTION 1.06. [Reserved]. SECTION 1.07. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.11(b) provides a mechanism for determining an alternative rate of interest. The Lender will promptly notify the

44 #96140098v24 Borrower, pursuant to Section 2.11(f), of any change to the reference rate upon which the interest rate on the then-current Benchmark is based. However, the Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to the secured overnight financing rate or any other interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.11(d) upon the occurrence of a Benchmark Transition Event, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.11(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the then-current Benchmark or have the same volume or liquidity as did the then-current Benchmark prior to its discontinuance or unavailability. The Lender and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Lender may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. SECTION 1.08. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law’ (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have

45 #96140098v24 been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time. ARTICLE II The Credits SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, the Lender agrees to make a Loan in Dollars to the Borrower on the Funding Date in an amount not to exceed the amount of the Commitment of the Lender. The Loans may from time to time be Term Benchmark Loans or ABR Loans, as determined by the Borrower and notified to the Lender in accordance with Sections 2.03 and 2.05. (b) [Reserved]. (c) [Reserved]. (d) [Reserved]. SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type. (b) Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Borrower may request in accordance herewith. The Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign Affiliate of the Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement (c) At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000; provided that an ABR Borrowing may be in an aggregate principal amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of six (or such greater number as may be agreed to by the Lender) Term Benchmark Borrowings outstanding.

46 #96140098v24 (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue as a Term Benchmark Borrowing, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Lender of such request by telephone, electronic mail or hand delivery of an executed written Borrowing Request (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02: (i) the aggregate amount of the requested Borrowing; (ii) the date of such Borrowing, which shall be a Business Day; (iii) whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; (iv) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and (v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Lender shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. SECTION 2.04. Funding of Borrowings. The Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately

47 #96140098v24 available funds by 12:00 noon, New York City time, to an operating account of the Borrower designated by the Borrower in the applicable Borrowing Request. SECTION 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. Subject to the requirements of Section 2.02(c), the Borrower may elect different options with respect to different portions of the affected Borrowing and the Loans comprising each such portion shall be considered a separate Borrowing. (b) To make an election pursuant to this Section, the Borrower shall notify the Lender of such election by telephone or electronic mail the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable and, in the case of a telephonic Interest Election Request, shall be confirmed promptly by hand delivery, electronic mail or telecopy to the Lender of a written Interest Election Request in a form approved by the Lender and signed by the Borrower. (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02: (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and (iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

48 #96140098v24 If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. (d) [Reserved]. (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Lender so notifies the Borrower in writing, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. SECTION 2.06. Termination and Reduction of Commitments. All Commitments shall terminate on the Funding Date after giving effect to the Borrowing of Loans requested to be made on such date. Unless previously terminated, the Commitments shall terminate on the Maturity Date. SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) The Loans of the Lender shall mature in quarterly installments commencing on the first full fiscal quarter ended after the Funding Date as set forth below opposite such installment, provided that, notwithstanding the above, the remaining outstanding principal balance of Loans as of the Maturity Date shall be due and payable on the Maturity Date: Installment Principal Amount (per installment) 1-8 1.250% of the initial principal amount 9-12 1.875% of the initial principal amount 13-16 2.500% of the initial principal amount 17-20 3.125% of the initial principal amount Maturity Date Remaining principal balance (b) [Reserved].

49 #96140098v24 (c) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Loan made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder. (d) The Lender shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto and (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder. (e) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. (f) The Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to the Lender a promissory note payable to the Lender and its registered and permitted assigns. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times including after assignment pursuant to Section 9.04 be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns. SECTION 2.08. Prepayment of Loans; Mandatory Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section. (b) The Borrower shall notify the Lender by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Lender on or prior to the specified effective date) if such condition is not satisfied. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Each prepayment of Loans made pursuant to this Section 2.08(b) shall be applied against the remaining scheduled installments of

50 #96140098v24 principal due in respect of the Loans in the manner specified by the Borrower or, in the absence of any such specification, as set forth in Section 2.15(a). Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and, if applicable, amounts owed pursuant to Section 2.13, if any. (c) If, at any time, (a) the Emerson Group fails to beneficially own more than 40% of the Company Common Stock for a period of more than thirty (30) consecutive days due to an action taken by the board of directors of the Borrower (such as the issuance of equity financing by the Borrower, but excluding any event set forth in Section 2.08(d) below) and (b) the Lender has provided the Borrower written notice requiring the Borrower to prepay the Loans, then the Borrower shall prepay the Loans in full on the date set forth in such notice, which notice shall specify a payment date of not less than 30 days from the date of such notice. (d) If, at any time, (a) the Emerson Group fails to beneficially own more than 40% of the Company Common Stock for a period of more than thirty (30) consecutive days due to any action or inaction by the Emerson Group (such as an actual sale by the Emerson Group to a third party of all or some of its shares in the Borrower) or as a result of an actual dilution of the Emerson Group through the grant and/or vesting of equity awards under equity plans and (b) the Lender has provided the Borrower written notice (which shall be irrevocable) requiring the Borrower to prepay the Loans, then the Borrower shall prepay the Loans in full on the date set forth in such notice, which notice shall specify a payment date of not less than 180 days from the date of such notice; provided, however, that solely during the period commencing on the date such written notice is received by the Borrower until the date that the prepayment is made, none of the Borrower or any Guarantor shall incur or guarantee any new third party Indebtedness for borrowed money that is secured by a Lien on any of its respective assets, provided that the Borrower and any Guarantor may (x) refinance, replace, extend or modify any secured Indebtedness in existence on the date such written notice is received by the Borrower (so long as such refinancings, replacements, extensions and modifications comply with the requirements as set forth in the definition of “Refinancing Indebtedness”) and (y) borrow under any of its revolving credit facilities in existence on the date such written notice is received by the Borrower. (e) If any Indebtedness shall be incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 6.01 or pursuant to this Agreement or any other Loan Document), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied within ten (10) Business Days after the date of such issuance or incurrence toward the prepayment of the Loans as set forth in Section 2.08(g).

51 #96140098v24 (f) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event in excess of $10,000,000 in the aggregate in any fiscal year then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within twenty (20) Business Days after such date toward the prepayment of the Loans as set forth in Section 2.08(g). (g) Amounts to be applied in connection with prepayments made pursuant to Section 2.08(d) or (e) shall be applied first to the prepayment of the next four principal installments of Loans required pursuant to Section 2.07(a) and then shall be applied to reduce the then remaining installments of the Loans pro rata based upon the then remaining principal amounts thereof. The application of any prepayment pursuant to Section 2.08(d) or (e) shall be made, first, to ABR Loans and, second, to Term Benchmark Loans. Each prepayment of the Loans under Section 2.08(d) or (e) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. (h) Anything contained herein to the contrary notwithstanding, in the event the Borrower is required to make any mandatory prepayment other than a mandatory prepayment pursuant to Section 2.08(c) or (d) (each a “Waivable Mandatory Prepayment”) of the Loans, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower is required to make such Waivable Mandatory Prepayment, the Borrower shall notify the Lender of the amount of such prepayment. The Lender may elect to exercise its option to refuse such Waivable Mandatory Prepayment by giving written notice to the Borrower of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that if the Lender does not notify the Borrower of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date, the Lender shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrower shall retain that amount of the Waivable Mandatory Prepayment with respect to which the Lender shall have exercised its option. SECTION 2.09. [Reserved]. SECTION 2.10. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate. (b) The Loans comprising each Term Benchmark Borrowing shall bear interest in the case of a Term Benchmark Loan, at the Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

52 #96140098v24 (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.10 or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.10. (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (e) Interest computed by reference to the Term SOFR Rate or Daily Simple SOFR and the Alternate Base Rate hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Term SOFR Rate or Daily Simple SOFR shall be determined by the Lender, and such determination shall be conclusive absent manifest error. SECTION 2.11. Alternate Rate of Interest. If: (a) the Lender determines in good faith (which determination shall be conclusive and binding absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; (b) [reserved]; or (c) [reserved];

53 #96140098v24 then the Lender shall give notice thereof to the Borrower by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing shall be ineffective and (ii) any Borrowing Request that requests a Term Benchmark Borrowing, such Borrowing shall be made as an ABR Borrowing. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Lender referred to in this Section 2.11(a) with respect to a Benchmark applicable to such Term Benchmark Loan, then until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist then, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall, be converted by the Lender to, and shall constitute, an ABR Loan on such day. (d) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Lender and the Borrower may amend this Agreement to replace the then-current benchmark with a Benchmark Replacement. No replacement of the then-current Benchmark with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date, (e) In connection with the implementation of a Benchmark Replacement, the Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. (f) The Lender will promptly notify the Borrower of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Lender pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.11.

54 #96140098v24 (g) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Lender referred to in this Section 2.11(a) with respect to a Benchmark rate applicable to such Term Benchmark Loan, then until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Lender to, and shall constitute an ABR Loan on such day. SECTION 2.12. Increased Costs: Illegality. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Term SOFR Rate); (ii) impose on the Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by the Lender; or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to the Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Lender or such other

55 #96140098v24 Recipient, as the case may be, such additional amount or amounts as will compensate the Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered. (b) If the Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by the Lender to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon the request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered. (c) [Reserved]. (d) [Reserved]. (e) A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof. (f) Failure or delay on the part of the Lender to make written demand for compensation pursuant to this Section 2.12 shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section 2.12 for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of the Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. (g) If any Change in Law shall make it unlawful for the Lender to make or maintain Term Benchmark Loans, (i) the commitment of the Lender hereunder to make Term Benchmark Loans, continue Term Benchmark Loans as such and convert ABR Loans to Term Benchmark Loans shall forthwith be suspended until such time as it shall no longer be unlawful for the Lender to make or maintain Term Benchmark Loans and (ii) the Lender’s Loans then outstanding as Term Benchmark Loans, if any, shall be converted

56 #96140098v24 automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Term Benchmark Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Lender such amounts, if any, as may be required pursuant to Section 2.13. SECTION 2.13. [Reserved]. SECTION 2.14. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.14) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes. (c) Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.14, such Loan Party shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender. (d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant

57 #96140098v24 Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender shall be conclusive absent manifest error. (e) [Reserved]. (f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Lender, at the time or times reasonably requested by the Borrower or the Lender, such properly completed and executed documentation reasonably requested by the Borrower or the Lender as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Lender, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Lender as will enable the Borrower or the Lender to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person: (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Lender on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Lender), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Lender (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Lender), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or Form W-8BEN-E establishing an

58 #96140098v24 exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W- 8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed originals of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-l to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to a Loan Party described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or Form W-8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Lender (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Lender), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Lender to determine the withholding or deduction required to be made; and

59 #96140098v24 (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Lender at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Lender such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Lender as may be necessary for the Borrower and the Lender to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Lender in writing of its legal inability to do so. (g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority, Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed, and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any

60 #96140098v24 indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (h) Survival. Each party’s obligations under this Section 2.14 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. (i) Defined Terms. For purposes of this Section 2.14, the term “applicable law” includes FATCA. SECTION 2.15. Payments Generally. (a) Amounts prepaid on account of the Loans may not be reborrowed. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.12, 2.13 or 2.14, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its designated office, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. The Lender shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments or prepayments of any Loan shall be made in Dollars and all other payments under each Loan Document shall be made in Dollars. (b) If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

61 #96140098v24 ARTICLE III Representations and Warranties The Borrower represents and warrants to the Lender that: SECTION 3.01. Organization: Powers. The Borrower and each Significant Subsidiary (a) is duly organized, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and the legal right, to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under this Agreement and each other Loan Document and each other agreement or instrument contemplated thereby to which it is a party and to effect the Transactions and (c) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, to the extent that such concept is applicable in the relevant jurisdiction, is in good standing in, every jurisdiction where such qualification is required. SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other organizational action and, if required, action by the holders of such Loan Party’s Equity Interests. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such other Loan Party, as applicable, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other law’s affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) as contemplated by the definition of “Guarantee Requirement” and (ii) such as have been obtained or made and are in full force and effect, (b) will not violate any Requirement of Law applicable to the Borrower or any Subsidiary, except to the extent any such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result (alone or with notice or lapse of time or both) in a default under any indenture or

62 #96140098v24 agreement governing Indebtedness, any other material agreement or any other material instrument binding upon the Borrower or any Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, except, in each case, to the extent any such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset now owned or hereafter acquired by the Borrower or any Subsidiary. SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has, to the extent the following are not otherwise publicly available to the Lender, heretofore furnished to the Lender (i) the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for the nine-month period ended June 30, 2022, audited by and accompanied by the opinion of KPMG LLP, independent registered public accounting firm and (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for the Fiscal Quarter ended September 30, 2022. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such period in conformity with GAAP; provided any interim financials shall be subject to normal year-end adjustment and the absence of certain footnotes. (b) Except as disclosed by the Borrower in reports filed with or furnished to the SEC prior to the Closing Date (it being understood the preceding shall not apply to disclosure set forth in risk factors, forward looking statements and other similar prospective statements contained therein), since June 30, 2022, there has been no event or condition that has resulted, or would reasonably be expected to result, in a Material Adverse Effect. SECTION 3.05. Properties. (a) The Borrower and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business (including Mortgaged Properties, if any), except for defects in title that could not reasonably be expected to materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. (b) The Borrower and each Subsidiary owns, or is licensed to use, all Intellectual Property used in the conduct of its business as currently conducted, and the use thereof and the conduct of their respective businesses by the Borrower or any Subsidiary does not infringe upon the rights of any other Person, except for any such infringements

63 #96140098v24 that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each such registration and application is subsisting and, to the actual knowledge of the Borrower or any Subsidiary, valid and enforceable. No claim, proceeding or litigation regarding any Intellectual Property is pending or, to the actual knowledge of the Borrower or any Subsidiary, threatened in writing against the Borrower or any Subsidiary that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. SECTION 3.06. Litigation and Environmental Matters. (a) Except as disclosed on Schedule 3.06(a), as of the Closing Date, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority (including with respect to any Environmental Liability) pending against or, to the actual knowledge of the Borrower or any Subsidiary, threatened in writing against or affecting the Borrower or any Subsidiary that (i) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve any of the Loan Documents or the Transactions. (b) Except as disclosed on Schedule 3.06(b), as of the Closing Date, and except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Subsidiary (i) has violated any Environmental Law or is subject to any Environmental Liability, (ii) has failed to obtain, maintain or comply with any Environmental Permit, (iii) has received notice of any claim alleging the Borrower or any Subsidiary is responsible for any Environmental Liability, (iv) knows of any basis for, or is subject to any judgment or consent order pertaining to, any Environmental Liability of the Borrower or any Subsidiary or (v) has contractually assumed any liability or obligation under or relating to Environmental Laws. SECTION 3.07. Compliance with Laws and Agreements; No Default. The Borrower and each Subsidiary is in compliance with (i) all Requirements of Law and (ii) all indentures, agreements and other instruments binding upon it or its property, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. SECTION 3.08. Investment Company Status. None of the Borrower or any other Loan Party is required to be registered as an “investment company” under the Investment Company Act. SECTION 3.09. Taxes. The Borrower and each Subsidiary (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed by it, except to

64 #96140098v24 the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect and (b) has paid or caused to be paid all Taxes required to have been paid by it, except where (i)(x) the validity or amount thereof is being contested in good faith by appropriate proceedings and (y) the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto to the extent required by GAAP, or (ii) the failure to do so could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.10. ERISA and Labor Matters. (a) No ERISA Events have occurred or are reasonably expected to occur that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect; all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has an obligation to contribute have been accrued in accordance with ASC Topic 715-60; the present value of all accumulated benefit obligations under each Plan, did not, as of the close of its most recent plan year, exceed by more than an immaterial amount the fair market value of the assets of such Plan allocable to such accrued benefits, and the present value of all accumulated benefit obligations of all underfunded Plans did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than an immaterial amount the fair market value of the assets of all such underfunded Plans. (b) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts, work stoppages or similar labor disputes against the Borrower or any Subsidiary pending or, to the actual knowledge of the Borrower or any Subsidiary, threatened, (ii) hours worked by and payment made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (iii) all payments due from the Borrower or any Subsidiary on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or relevant Subsidiary. SECTION 3.11. Subsidiaries. Schedule 3.11 sets forth the name and jurisdiction of organization of, and the ownership interest of the Borrower and each Subsidiary in, each Subsidiary and each class of Equity Interest of each Loan Party and each direct Subsidiary thereof and identifies each Subsidiary that is a Loan Party or an Excluded Subsidiary, in each case as of the Closing Date. The Equity Interests in each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and such Equity Interests are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Loan Documents and Liens permitted by Section 6.02).

65 #96140098v24 Except as set forth in Schedule 3.11, as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which any Subsidiary is a party requiring, and there are no Equity Interests in any Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by any Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Subsidiary. SECTION 3.12. Insurance. Schedule 3.12 sets forth a description of all material insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Closing Date. SECTION 3.13. Solvency. Immediately after giving effect to the Transactions that will occur on the Closing Date: (a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. SECTION 3.14. Disclosure. (a) None of the reports, financial statements, certificates, diligence materials or other written information furnished by or on behalf of the Borrower or any Subsidiary to the Lender in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in

66 #96140098v24 any material respect; provided that, with respect to forecasts, projected financial information and information of a general economic or industry specific nature, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished and, if such projected financial information was furnished prior to the Closing Date, as of the Closing Date (it being understood and agreed that any such projected financial information may vary from actual results and that such variations may be material). (b) As of the Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects. SECTION 3.15. [Reserved]. SECTION 3.16. Federal Reserve Regulations. None of the Borrower or any other Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement, any other Loan Document or any other agreement to which any Lender or Affiliate of a Lender is party will at any time be represented by margin stock (within the meaning of Regulation U of the Board of Governors). SECTION 3.17. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the actual knowledge of the Borrower its directors and agents, are in compliance with Anti- Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or any of their respective officers or employees, or (b) to the actual knowledge of the Borrower, any director or agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned

67 #96140098v24 Person. The Transactions (including any Borrowing hereunder) will not violate Anti- Corruption Laws or applicable Sanctions. SECTION 3.18. Use of Proceeds. The Borrower will use the proceeds of the Loans in compliance with Section 5.10. SECTION 3.19. USA PATRIOT Act. The Borrower and its Subsidiaries are in compliance in all material respects with the USA PATRIOT Act. SECTION 3.20. EEA Financial Institution. No Loan Party is an EEA Financial Institution. ARTICLE IV Conditions SECTION 4.01. Closing Date. This Agreement shall not become effective until the date on which each of the following conditions precedent have been satisfied (or waived in accordance with Section 9.02): (a) The Lender (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement and the other Loan Documents signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Lender (which may include telecopy transmission or a .pdf email attachment) that such party has signed a counterpart of this Agreement and the other Loan Documents. (b) The Lender shall have received on or before the Closing Date, each dated on or about such date: (i) Certified copies of the resolutions or similar authorizing documentation of the governing bodies of each Loan Party authorizing the Transactions to occur on the Closing Date and such Person to enter into and perform its obligations under the Loan Documents to which it is a party; (ii) Copies of the Organizational Documents of each Loan Party; (iii) A good standing certificate or similar certificate dated a date reasonably close to the Closing Date from the jurisdiction of formation of each Loan Party, but only where such concept is applicable;

68 #96140098v24 (iv) A customary certificate of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement and the other documents to be delivered by it hereunder; (v) A favorable opinion letter of Goodwin Procter LLP, special counsel to the Borrower, in form and substance reasonably satisfactory to the Lender. (c) All consents and approvals (including, without limitation, consents and approvals required for regulatory compliance) required to be obtained from any Governmental Authority or other Person in connection with the Transactions occurring on the Closing Date shall have been obtained and be in full force and effect, except where failure to obtain such approval or consent would not have a Material Adverse Effect. (d) The Guarantee Requirements shall have been satisfied. The Lender shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the appropriate jurisdictions and copies of the financing statements (or similar documents) disclosed by such search The Lender shall notify the Borrower of the Closing Date, and such notice shall be conclusive and binding. SECTION 4.02. Funding Date Loan. The obligation of each Lender to make the initial Loan hereunder (the date such initial Loan is funded, the “Funding Date”), shall be subject to the conditions precedent that the Closing Date shall have occurred and each of the following conditions precedent have been satisfied (or waived in accordance with Section 9.02): (a) All fees and other amounts then due and payable by the Borrower to the Lender hereunder or pursuant to any fee or similar letters relating to this Agreement shall be paid, to the extent invoiced by the relevant person at least one Business Day prior to the Funding Date and to the extent such amounts are payable on or prior to the Funding Date. The Borrower shall have paid all reasonable fees, charges and disbursements of Davis, Polk & Wardwell LLP, as counsel to the Lender, to the extent invoiced prior to the Funding Date. (b) The Lender shall have received a Borrowing Request in accordance with Section 2.03. (c) The Lender shall have received a certificate in the form attached hereto as Exhibit J, dated the Funding Date and signed by a Financial Officer of the Borrower, as to the solvency of the Borrower and the Subsidiaries on a consolidated basis after giving effect to the Transactions to occur on the Funding Date.

69 #96140098v24 (d) Prior to or substantially contemporaneously with the Funding Date, all Term Loans and Term Loan Credit Commitments (each as defined in the Existing Credit Agreement) under the Existing Credit Agreement shall have been repaid in full (the “Borrower Refinancing” and, together with the Target Refinancing, the “Refinancing”). ARTICLE V Affirmative Covenants Until all the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than unmatured, surviving contingent obligations not yet due and payable), the Borrower covenants and agrees with the Lender that: SECTION 5.01. Financial Statements; and Other Information. The Borrower will furnish to the Lender, on behalf of each Lender (or in the case of clause (g) below, conduct): (a) within 90 days (or such earlier date as the Borrower may be required to file its applicable annual report on Form 10-K by the rules and regulations of the SEC) after the end of each Fiscal Year of the Borrower, its audited consolidated balance sheet and statements of income, comprehensive income, shareholders’ equity and cash flows as of the end of and for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by KPMG LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of the Borrower and the Subsidiaries on a consolidated basis as of the end of and for such Fiscal Year in accordance with GAAP and accompanied by a narrative report containing management’s discussion and analysis of the financial position and financial performance for such Fiscal Year in reasonable form and detail; (b) within 45 days (or such earlier date as the Borrower may be required to file its applicable quarterly report on Form 10-Q by the rules and regulations of the SEC) after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, its unaudited consolidated balance sheet and unaudited statements of income and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year setting forth in each case in comparative form the figures for the corresponding period

70 #96140098v24 or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and the Subsidiaries on a consolidated basis as of the end of and for such Fiscal Quarter and such portion of the Fiscal Year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes, and accompanied by a narrative report containing management’s discussion and analysis of the financial position and financial performance for such Fiscal Quarter in reasonable form and detail; (c) [reserved]; (d) not later than the fifth Business Day following the date of delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) if any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Borrower most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.04) that has had, or would reasonably be expected to have, a material effect on the calculations of the Leverage Ratio, specifying the nature of such change and the effect thereof on such calculations, (iii) identifying as of the date of such Compliance Certificate each Subsidiary that (A) is an Excluded Subsidiary as of such date but has not been identified as an Excluded Subsidiary in Schedule 3.11 or in any prior Compliance Certificate or (B) has previously been identified as an Excluded Subsidiary but has ceased to be an Excluded Subsidiary and (iv) setting forth reasonably detailed calculations, beginning with the financial statements delivered for the first full Fiscal Quarter after the Closing Date, of (A) the Leverage Ratio for such Fiscal Quarter and (B) the Interest Coverage Ratio for such Fiscal Quarter; (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and financial statements filed by the Borrower or any Subsidiary with the SEC or with any national securities exchange; (f) promptly following any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Lender or any Lender (acting through the Lender) may reasonably request; (g) [reserved];

71 #96140098v24 (h) not later than 10 days after the date the Borrower is required to file its applicable annual report on Form 10-K by the rules and regulations of the SEC, the Borrower will furnish to the Lender, on behalf of each Lender a budget report and annual projections for the Borrower; and (i) promptly following receipt thereof, copies of (i) any documents described in Sections 101(k) or 101(l) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan or any documents described in Section 101(f) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Plan; provided, that if the Borrower or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plans, then, upon reasonable request of the Lender, the Borrower or the ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Lender promptly after receipt thereof. Notwithstanding anything to the contrary in this Section 5.01, (a) none of the Borrower or any of its Subsidiaries will be required to disclose any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Lender or any Lender (or their respective representative or contractors) is prohibited or restricted by Requirements of Law or any binding agreement with a third party not entered into in contemplation hereof, (iii) is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) constitutes classified information and (b) all such material that is so disclosed will be subject to Sections 9.12 and 9.17. Information required to be furnished pursuant to clause (a), (b) (e) of this Section 5.01 shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Lender on a Platform to which the Lender have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be furnished pursuant to this Section 5.01 may also be furnished by electronic communications pursuant to procedures approved by the Lender. SECTION 5.02. Notices of Material Events. Within five Business Days after obtaining actual knowledge thereof, the Borrower will furnish to the Lender notice of the following: (a) the occurrence of any Default;

72 #96140098v24 (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (including with respect to any Environmental Liability) against the Borrower or any Subsidiary or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Borrower to the Lender, that in each case could reasonably be expected to result in a Material Adverse Effect; (c) the occurrence of any ERISA Event or any fact or circumstance that gives rise to a reasonable expectation that any ERISA Event will occur that, in either case, alone or together with any other ERISA Events that have occurred or are reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect, and provide (i) a written notice specifying the nature thereof, what action the Borrower or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, upon the Lender’s request, copies of (1) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its ERISA Affiliates with the IRS with respect to each Plan; (2) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and three (3) copies of such other documents or governmental reports or filings relating to any Plan as Lender shall reasonably request; (d) any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary (it being understood and agreed that such notice shall be deemed provided to the extent described in any financial statement delivered to the Lender pursuant to the terms of this Agreement); (e) any Governmental Authority denial, revocation, modification or non- renewal of any Environmental Permit held or sought by the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect; and (f) any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect. Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

73 #96140098v24 SECTION 5.03. [Reserved]. SECTION 5.04. Existence: Conduct of Business. The Borrower and each Subsidiary will do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, and Intellectual Property material to the conduct of its business; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.05, including any merger, consolidation, liquidation or dissolution permitted under Section 6.03. SECTION 5.05. [Reserved]. SECTION 5.06. Maintenance of Properties. The Borrower and each Subsidiary will keep and maintain (subject to any dispositions permitted pursuant to the Loan Documents) all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted. SECTION 5.07. Insurance. The Borrower and each Subsidiary will maintain, with financially sound and reputable insurance companies, as determined by the Borrower in good faith, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. SECTION 5.08. Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. During the occurrence and continuation of an Event of Default, the Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Lender or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and, subject to Sections 9.12 and 9.17, to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during regular business hours and as often as reasonably requested. SECTION 5.09. Compliance with Laws. (a) The Borrower and each Subsidiary will comply with all Requirements of Law with respect to it or its assets, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

74 #96140098v24 (b) The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. SECTION 5.10. Use of Proceeds. All or a portion of the proceeds of the Loans made on the Funding Date shall be used to (i) pay in part the cash consideration for the Acquisition, (ii) consummate the Refinancing, (iii) pay the fees and expenses incurred in connection with this Agreement and clauses (i) and (ii) of this Section 5.10, and (iv) for other working capital and general corporate purposes. SECTION 5.11. Additional Subsidiaries. If any additional Subsidiary is formed or acquired (or any existing Subsidiary ceases to be an Excluded Subsidiary or becomes a Designated Subsidiary) after the Closing Date, then the Borrower will, as promptly as practicable and, in any event, within 30 days (or such longer period as the Lender may, in its sole discretion, agree to in writing) after such Subsidiary is formed or acquired (or ceases to be an Excluded Subsidiary or becomes a Designated Subsidiary), notify the Lender thereof and cause the Guarantee Requirement, to the extent applicable, to be satisfied with respect to such Subsidiary (if it is a Designated Subsidiary) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by any Loan Party. SECTION 5.12. Further Assurances. The Borrower and each other Loan Party will execute any and all further documents, agreements and instruments, and take all such further actions, that may be required under any applicable law, or that the Lender may reasonably request, to cause the Guarantee Requirement to be satisfied, all at the reasonable expense of the Loan Parties. The Borrower agrees to provide to the Lender promptly after reasonable written request therefor, all documentation and other information reasonably requested by the Lender or any Lender that is reasonably required to satisfy applicable “know your borrower* and anti-money laundering rules and regulations, including the USA PATRIOT Act, and any necessary updates to the Beneficial Ownership Certification. SECTION 5.13. [Reserved]. SECTION 5.14. Environmental Compliance. (a) The Borrower and each Subsidiary will (i) comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to them insofar as any failure to so comply, obtain or maintain reasonably would be expected to result in a Material Adverse Effect on

75 #96140098v24 the Borrower; provided that, for purposes of this Section 5.14(a), noncompliance with any of the foregoing shall be deemed not to constitute a breach of this covenant so long as. with respect to any such noncompliance, the Borrower or its relevant Subsidiary is undertaking all reasonable efforts to achieve compliance (or to ensure that the relevant tenant, subtenant, contractor, subcontractor or invitee is achieving compliance) or the Borrower or any Subsidiary (or the relevant party listed above) is disputing such non- compliance in good faith in the applicable manner or forum, and provided further that, in any case, the reasonably anticipated resolution of any such efforts or dispute, individually or in the aggregate, would not reasonably be expected to give rise to a Material Adverse Effect. (b) The Borrower and each Subsidiary will promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than any non-compliance that would not reasonably be expected to result in a Material Adverse Effect and other than such orders and directives as to which an appeal has been timely and properly taken in good faith and provided that, the reasonably anticipated resolution of such appeal would not reasonably be expected to give rise to a Material Adverse Effect. SECTION 5.15. Acquisition Covenants. On or prior to the Acquisition Closing Date: (a) the Borrower shall deliver to the Lender (i) the Borrower’s unaudited consolidated balance sheets and related statements of income, and cash flows of the Borrower, for each fiscal quarter subsequent to June 30, 2021 and ended at least 45 days before the Acquisition Closing Date and (ii) to the extent delivered by the Target to the Borrower, the Target’s audited and unaudited consolidated balance sheets and related statements of income, and cash flows of the Target for the relevant fiscal period. (b) The Borrower shall ensure that no provision of the Acquisition Agreement, shall have been altered, amended or otherwise changed or supplemented or any provision waived or consented to, in each case, which is materially adverse to the interests of the Lender without the Lender’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned); it being understood and agreed that (i) any decrease in the purchase price of less than 10% shall not be materially adverse to the interests of the Lender so long as such decrease is allocated to reduce the Facility on a dollar-for-dollar basis and (ii) any decrease in the purchase price (other than pursuant to the price calculation and price adjustment provisions set forth in the Acquisition Agreement as of the date hereof) of equal to or greater than 10% shall be deemed materially adverse to the interests of the Lender, (b) any increase in the purchase price (other than pursuant to the price calculation and price adjustment provisions set forth in the Acquisition Agreement as of the date hereof) equal to or greater than 10% of the purchase price shall

76 #96140098v24 be deemed materially adverse to the interests of the Lender and (c) any amendment, modification, waiver or consent to the definition of “Sunset Date” or that results in a change to Section 2.1 or Section 18.1 of the Acquisition Agreement shall be deemed to be materially adverse to the Lender. The Acquisition shall have been, or shall concurrently with the funding of the Facility be, consummated in all material respects in accordance with the terms of the Acquisition Agreement, as such terms may be altered, amended or otherwise changed, supplemented, waived or consented to in accordance with the immediately preceding sentence. (c) The Borrower shall cause all commitments under the Facility Agreement, dated December 14, 2018, as amended on July 29, 2020 and July 5, 2021 (as amended, restated, supplemented or otherwise modified from time to time), by and among Perpetual Corporate Trust Limited (ABN 99 000 341 533) as custodian for Metrics Credit Partners Diversified Australian Senior Loan Fund, the Target, certain subsidiaries of the Target, the other loan parties thereto and AMAL Security Services Pty Ltd as the security trustee, and the lenders party thereto, to be terminated and all indebtedness thereunder to be repaid, and all liens created in connection therewith to be terminated (the “Target Refinancing”). (d) The Borrower and is Subsidiaries shall cause that the Acquisition Agreement Representations and the Specified Representations be true and correct in all material respects as of the Acquisition Closing Date. (e) If the Acquisition Closing Date does not occur on or before the date that is seven (7) Business Days after the Funding Date (or such later time as the Lender may agree in its discretion), then the Borrower shall repay the outstanding principal of the Loans, together with accrued interest thereon, within ten (10) Business Days after the Funding Date. ARTICLE VI Negative Covenants Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lender that: SECTION 6.01. Indebtedness; Certain Equity Securities. None of the Borrower or any Subsidiary will create, incur, assume or permit to exist any Indebtedness, except: (a) Indebtedness created under the Loan Documents;

77 #96140098v24 (b) Indebtedness (i) existing on the Closing Date and set forth on Schedule 6.01 and Refinancing Indebtedness in respect of any of the foregoing and (ii) constituting Permitted Senior Indebtedness; (c) Indebtedness of any Subsidiary to the Borrower or any Subsidiary; provided that (A) any such Indebtedness owing by any Loan Party shall be unsecured and, any such Indebtedness in excess of $10,000,000 in the aggregate, shall be subordinated in right of payment to the Obligations on terms customary for intercompany subordinated Indebtedness or otherwise reasonably satisfactory to the Lender, (B) [reserved] and (C) any such Indebtedness owing by any Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 6.04(a) or Section 6.04(d); (d) Guarantees incurred in compliance with Section 6.04, (e) (i) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, purchase money indebtedness and any Indebtedness assumed by the Borrower or any Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (i) shall not exceed $10,000,000 at any time outstanding, and (ii) Refinancing Indebtedness in respect of indebtedness incurred or assumed pursuant to clause (i) above; (f) (i) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition; provided that such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired, and (ii) Refinancing Indebtedness in respect of Indebtedness assumed pursuant to clause (i) above; provided further that the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $10,000,000 at any time outstanding; (g) Indebtedness of any Borrower or Subsidiary not otherwise permitted under this Agreement so long as, at the time of incurrence of such Indebtedness, the Leverage Ratio, calculated on a Pro Forma Basis as of the date of incurrence thereof, is not in excess of 3.5 to 1.0 (or, during a Leverage Specified Period, 4.00 to 1.0); provided that (i) immediately prior to and immediately after giving effect to the incurrence of any such Indebtedness under this clause (g), no Event of Default shall have occurred and be

78 #96140098v24 continuing and (ii) no Indebtedness of any Subsidiary’ that is not a Loan Party shall be permitted pursuant to this Section 6.01(g) if, at the time of the incurrence of, and after giving effect to such Indebtedness (and any substantially simultaneous use of the Permitted Amount), the Permitted Amount would be less than zero; (h) Indebtedness incurred and owed in respect of any overdrafts or similar protections and related liabilities arising from treasury, depository and cash management services and related obligations or in connection with any automated clearing-house transfers of funds; (i) Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations under (i) workers’ compensation, health, disability or other employee benefits, casualty or liability insurance, unemployment insurance and other social security laws and local state and federal payroll taxes, (ii) obligations in connection with self-insurance arrangements in the ordinary course of business and (iii) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and reclamation bonds and obligations of a like nature, including, without limitation, performance guarantees; (j) Indebtedness consisting of client advances or deposits received in the ordinary course of business; (k) Indebtedness of the Borrower or any Subsidiary in the form of purchase price adjustments (including in respect of working capital), earnouts, seller notes, deferred compensation, deferred purchase price, indemnification or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition (or any other acquisition permitted hereunder) or other Investments permitted under Section 6.04 or Dispositions permitted under Section 6.05; (l) Indebtedness of Subsidiaries that are not Loan Parties; provided that no Subsidiary that is not a Loan Party shall incur any Indebtedness under this Section 6.01(l) if, at the time of, and after giving effect to, the incurrence of such Indebtedness (and any substantially simultaneous use of the Permitted Amount) and the use of proceeds thereof, the Permitted Amount would be less than zero; (m) Indebtedness relating to premium financing arrangements for property and casualty insurance plans and health and welfare benefit plans (including health and workers compensation insurance, employment practices liability insurance and directors and officers insurance), if incurred in the ordinary course of business;

79 #96140098v24 (n) Indebtedness owing under any Hedging Agreements and owing under any Cash Management Agreements; (o) Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing; and (p) other Indebtedness of Loan Parties not otherwise described above in an aggregate amount at any time outstanding not in excess off $10,000,000. Notwithstanding anything contrary set forth above, if any Indebtedness is denominated in a foreign currency, no fluctuation in currency values shall result in a breach of this Section 6.01. SECTION 6.02. Liens. None of the Borrower or any Subsidiary will create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except: (a) Liens granted or maintained pursuant to Permitted Senior Indebtedness. (b) Permitted Encumbrances; (c) any Lien on any asset of the Borrower or any Subsidiary existing on the Closing Date and set forth on Schedule 6,02; provided that (i) such Lien shall not apply to any other asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the Closing Date and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced or, in the ease of any such obligations constituting Indebtedness, that are permitted under Section 6.01(b) as Refinancing Indebtedness in respect thereof; (d) any Lien existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date prior to the time such Person becomes a Subsidiary (or is so merged or consolidated, including pursuant to a Permitted Acquisition); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other

80 #96140098v24 asset of the Borrower or any Subsidiary’ (other than, in the case of any such merger or consolidation, the assets of any Subsidiary without significant assets that was formed solely for the purpose of effecting such acquisition) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated) and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(f) as Refinancing Indebtedness in respect thereof; (e) Liens on fixed or capital assets acquired, constructed or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness incurred to finance such acquisition, construction or improvement and permitted by clause (e)(i) of Section 6.01 or any Refinancing Indebtedness in respect thereof permitted by clause (e)(i) of Section 6.01 , and (ii) such Liens shall not apply to any other properly or assets of the Borrower or any Subsidiary, other than the proceeds of such fixed or capital assets; (f) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof; (g) in the case of (i) any Subsidiary that is not a wholly-owned Subsidiary or (ii) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the Organizational Documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement; (h) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder; (i) Liens consisting of cash collateral to secure Hedging Agreements permitted by Section 6.07; (j) Liens granted by a Subsidiary that is not a Loan Party in respect of Indebtedness permitted to be incurred by such Subsidiary under Section 6.01(c); (k) Liens securing judgments for the payment of money not constituting an Event of Default under Article VII; and

81 #96140098v24 (l) other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed $20,000,000 at any time outstanding, SECTION 6.03. Fundamental Changes. (a) None of the Borrower or any Subsidiary will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, (i) any Person (other than the Borrower) may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving entity, (ii) any Person (other than the Borrower) may merge or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary (and, if any party to such merger or consolidation is a Loan Party, is a Loan Party), (iii) any Subsidiary (other than the Borrower) may merge into or consolidate with any Person (other than the Borrower) in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Subsidiary, (iv) any Subsidiary (other than the Borrower) may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that if such Subsidiary is a Loan Party the continuing or surviving Person shall be a Loan Party and (v) any Subsidiary (other than the Borrower) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lender; provided that any such merger or consolidation involving a Person that is not a wholly-owned Subsidiary immediately prior thereto shall not be permitted unless it is also permitted under Section 6.04 or 6.05. (b) None of the Borrower or any Subsidiary will engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the Closing Date and businesses reasonably related thereto. SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. None of the Borrower or any Subsidiary will purchase, hold, acquire (including pursuant to any merger or consolidation with any Person that was not a wholly-owned Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person, except; (a) Investments made to consummate the Transactions; (b) Permitted Investments; (c) (i) Investments existing or contemplated by investment agreements existing on the Closing Date in Subsidiaries and (ii) other Investments existing or contemplated by investment agreements existing on the Closing Date and set forth on Schedule 6.04;

82 #96140098v24 (d) (i) additional Investments by the Borrower in any Loan Party and by any Loan Party in the Borrower or in another Loan Party, and (ii) Investments (including by way of capital contributions or extensions of credit) by the Borrower and the Subsidiaries in Equity Interests in their Subsidiaries; provided, in the case of clause (ii), that no Investment by any Loan Party in any Subsidiary that is not a Loan Party shall be permitted pursuant to this Section 6.04(d) if, at the time of the making of, and after giving effect to, such Investment (and any substantially simultaneous use of the Permitted Amount), the Permitted Amount would be less than zero; (e) loans or advances made by the Borrower or any Subsidiary to any Subsidiary; provided that no loan or advance made by any Loan Party to a Subsidiary that is not a Loan Party shall be permitted pursuant to this Section 6.04(e) if, at the time of, and after giving effect to, the making of such loan or advance (and any substantially simultaneous use of the Permitted Amount) and the use of proceeds thereof, the Permitted Amount would be less than zero; (f) Guarantees by the Borrower or any Subsidiary of Indebtedness or other obligations of the Borrower or any Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty); provided that (i) (A) a Subsidiary that has not Guaranteed the Obligations pursuant to the Guarantee Agreement shall not Guarantee any Indebtedness of any Loan Party and (B) any such Guarantee of Indebtedness that is required to be subordinated to the Obligations shall be subordinated to the Obligations on terms no less favorable to the Lender than those of such Subordinated Indebtedness, (ii) any such Guarantee constituting Indebtedness is permitted by Section 6.01 (other than clause (d) thereof) and (iii) no Guarantee by any Loan Party of Indebtedness (excluding, for the avoidance of doubt, Guarantees of obligations not constituting Indebtedness) of any Subsidiary that is not a Loan Party shall be permitted pursuant to this Section 6.04(f) if, at the time of the making of, and after giving effect to, such Guarantee (and any substantially simultaneous use of the Permitted Amount), the Permitted Amount would be zero; (g) (i) loans or advances to employees of the Borrower or any Subsidiary made in the ordinary course of business, including those to finance the purchase of Equity Interests of the Borrower pursuant to employee plans and (ii) payroll, travel, entertainment, relocation and similar advances to directors and employees of the Borrower or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Borrower or such Subsidiary for accounting purposes and that are made in the ordinary course of business; provided that the aggregate principal amount of such loans and advances under this clause (g) outstanding at any time shall not exceed $10,000,000;

83 #96140098v24 (h) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, or consisting of securities acquired in connection with the satisfaction or enforcement of claims due or owing to the Borrower or any Subsidiary; (i) Permitted Acquisitions; (j) Investments held by a Subsidiary acquired after the Closing Date or of a Person merged or consolidated with or into the Borrower or a Subsidiary after the Closing Date, in each case as permitted hereunder, to the extent that such investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; (k) Investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05; (l) Investments by the Borrower or any Subsidiary that result solely from the receipt by the Borrower or such Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof) and any other Restricted Payments permitted by Section 6.08; (m) Investments in the form of Hedging Agreements permitted under Section 6.07; (n) Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party; (o) Investments consisting of (i) extensions of trade credit, (ii) deposits made in connection with the purchase of goods or services or the performance of leases, licenses or contracts, in each case, in the ordinary course of business or in connection with Permitted Acquisitions, (iii) notes receivable of, or prepaid royalties and other extensions of credit to, customers and suppliers that are not Affiliates of the Borrower and that are made in the ordinary course of business and (iv) Guarantees made in the ordinary course of business in support of obligations of the Borrower or any of its Subsidiaries not constituting Indebtedness for borrowed money, including operating leases and obligations owing to suppliers, customers and licensees; (p) mergers and consolidations permitted under Section 6.03 that do not involve any Person other than the Borrower and Subsidiaries that are wholly-owned Subsidiaries;

84 #96140098v24 (q) intercompany loans or other intercompany Investments made by Loan Parties in the ordinary course of business to or in any Subsidiary that is not a Loan Party; (r) intercompany Investments, reorganizations and other activities relating to tax planning and reorganization; provided that no Investment may be made by any Loan Party in a Subsidiary that is not a Loan Party pursuant to this clause (r) if, at the time of the making of, and after giving effect to, such Investment (and any substantially simultaneous use of the Permitted Amount), the Permitted Amount would be zero; (s) Investments consisting of Guarantees in the ordinary course of business to support the obligations of any Subsidiary under its worker’s compensation and general insurance agreements; (t) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may on any date make Restricted Payments as set forth in Section 6.08(a)(vii); (u) Investments constituting endorsements for collection or deposit in the ordinary course of business; (v) Investments by any Subsidiary consisting of loans to the Borrower to the extent (and for the avoidance of doubt without duplication and not in addition to) the amount of such loan could also be made as a distribution under Section 6.08. (w) other Investments, including Investments in connection with the acquisition of Subsidiaries that are not Loan Parties or other Persons that will not be Loan Parties, in an aggregate amount not in excess of $20,000,000; provided, however, that at the time any such Investment is made pursuant to this clause (w), no Default shall have occurred and be continuing or would result therefrom; and (x) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may on any date make Investments not otherwise permitted under this Agreement so long as, at the time of the making of such Investment, the Leverage Ratio, calculated on a Pro Forma Basis as of the date of making thereof, is not in excess of 3.00 to 1.00. Notwithstanding anything contrary set forth above, (i) if any Investment is denominated in a foreign currency, no fluctuation in currency values shall result in a breach of this Section 6.04 and the amount of such Investment shall be determined as of the date such Investment is made and (ii) if any Investment is made in reliance on any “basket” determined by reference to Total Assets, no fluctuation in the aggregate amount of Total Assets shall result in a breach of this Section 6.04. In addition, in the event that a Loan Party makes an

85 #96140098v24 Investment in an Excluded Subsidiary for purposes of permitting such Excluded Subsidiary or any other Excluded Subsidiary to apply the amounts received by it to make a substantially concurrent Investment (which may be made through any other Excluded Subsidiary) permitted hereunder, such substantially concurrent Investment by such Excluded Subsidiary shall not be included as an Investment for purposes of this Section 6.04 to the extent that the initial Investment by the Loan Party reduced amounts available to make Investments hereunder. SECTION 6.05. Asset Sales. None of the Borrower or any Subsidiary will sell, transfer, lease, license or sublicense or otherwise dispose of any asset, including any Equity Interest owned by it (but other than, for the avoidance of doubt, treasury shares of the Borrower held by the Borrower), nor will any Subsidiary issue any additional Equity Interest in such Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to the Borrower or another Subsidiary in compliance with Section 6.04(d)) (each, a “Disposition”), except; (a) Dispositions of (i) inventory, (ii) used, obsolete, damaged, worn out or surplus equipment or other property (including, for the avoidance of doubt, such Dispositions consisting of the abandonment of such equipment or other property), (iii) cash and Permitted Investments, and (iv) leasehold improvements for property that is no longer leased by the Borrower or any Subsidiary thereof, in each case in the ordinary course of business; (b) Dispositions to the Borrower or a Subsidiary; provided that any such Disposition involving a Subsidiary that is not a Loan Party (i) shall be made in compliance with Sections 6.04 and 6.09 and (ii) shall not, in the case of any Disposition by any Loan Party to Subsidiaries that are not Loan Parties that are not made as Investments permitted by Section 6.04, involve assets having an aggregate fair market value for all such assets so Disposed in excess of $10,000,000 in the aggregate; (c) Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction; (d) Sale/Leaseback Transactions permitted by Section 6.06; (e) Licenses, leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Subsidiary;

86 #96140098v24 (f) Licenses or sublicenses of Intellectual Property in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Subsidiary; (g) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any of the Borrower or any Subsidiary; (h) Dispositions of assets (including as a result of like-kind exchanges) to the extent that (i) such assets are exchanged for credit (on a fair market value basis) against the purchase price of similar or replacement assets or (ii) such asset is Disposed of for fair market value and the proceeds of such Disposition are applied to the purchase price of similar or replacement assets within 12 months of such Disposition; (i) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements; (j) the abandonment, cancellation, non-renewal or discontinuance of use or maintenance of non-material intellectual property or failure to maintain in any material respect the integrity and security of the software used in the business of the Borrower or any Subsidiary, except to the extent any such abandonment, cancellation, non-renewal, discontinuance or failure, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; (k) any other Disposition of assets (including Equity Interests) of any Subsidiaries of the Borrower; provided that (i) any such Disposition shall be for fair market value, (ii) at least 75% of the total consideration for any such Disposition received by the Borrower and its Subsidiaries is in the form of cash or Permitted Investments, (iii) the Net Cash Proceeds of any Disposition pursuant to this Section 6.05(k) shall be applied to prepay the Loans in accordance with, and to the extent required by, Section 2.08(f); and (iv) no Default or Event of Default then exists or would result from such Disposition (except if such Disposition is made pursuant to an agreement entered into at a time when no Default or Event of Default exists); provided, however, that for purposes of clause (ii) above, the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s or such Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and its Subsidiaries shall have been validly released by all applicable creditors in writing and (B) any securities received by the Borrower or such Subsidiary from such transferee that are converted by the Borrower or

87 #96140098v24 such Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received in the conversion) within 180 days following the closing of the applicable Disposition; provided that all assets Disposed pursuant to this clause (k) shall not have an aggregate fair market value in excess of 5% of Consolidated Total Assets per annum; (l) Dispositions of receivables in the ordinary course of business and consistent with past practice of the Borrower and the Subsidiaries; (m) (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business; (n) Dispositions of Equity Interests of the Borrower or any Subsidiary not otherwise prohibited by the terms of this Agreement; and (o) Dispositions permitted pursuant to Section 6.03. Notwithstanding the foregoing, other than Dispositions to the Borrower or any Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable Requirements of Law, no such Disposition of any Equity Interests in any Subsidiary shall be permitted unless immediately after giving effect to such transaction, the Borrower and the Subsidiaries shall otherwise be in compliance with Section 6.04. SECTION 6.06. Sale/Leaseback Transactions. None of the Borrower or any Subsidiary will enter into any Sale/Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted under Section 6.05 (other than Section 6.05(d)), (b) any Capital Lease Obligations arising in connection therewith are permitted under Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations) are permitted under Section 6.02. SECTION 6.07. Hedging Agreements. None of the Borrower or any Subsidiary will enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has perceived or actual exposure (other than those in respect of the Equity Interests or Indebtedness of the Borrower or any Subsidiary), including with respect to currencies, and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from

88 #96140098v24 fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary. SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) None of the Borrower or any Subsidiary will declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that: (i) any Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, in each case ratably to the holders of such Equity Interests (or if not ratably, on a basis more favorable to the Borrower and the Loan Parties); (ii) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in shares of Qualified Equity Interests of the Borrower; (iii) the Borrower may repurchase, purchase, acquire, cancel or retire for value Equity Interests of the Borrower from present or former employees, officers, directors or consultants (or their estates or beneficiaries under their estates) of the Borrower or any Subsidiary upon the death, disability, retirement or termination of employment or service of such employees, officers, directors or consultants, or to the extent required, pursuant to employee benefit plans, employment agreements, stock purchase agreements or stock purchase plans, or other benefit plans; provided that the aggregate amount of Restricted Payments made pursuant to this Section 6.08(a)(iii) shall not exceed $10,000,000 in the aggregate; (iv) the Borrower may make cash payments (A) to satisfy an employee’s withholding tax obligations incurred in connection with the exercise, vesting or acquisition of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Borrower and (B) in lieu of the issuance of fractional shares representing insignificant interests in the Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Borrower; (v) the Borrower may acquire Equity Interests of the Borrower upon the exercise of stock options for such Equity Interests of the Borrower if such Equity Interests represent a portion of the exercise price of such stock options or in connection with tax withholding obligations arising in connection with the exercise of options by, or the vesting of restricted Equity Interests held by, any current or former director, officer or employee of the Borrower or its Subsidiaries;

89 #96140098v24 (vi) the Borrower may convert or exchange any Equity Interests of the Borrower for or into Qualified Equity Interests of the Borrower; (vii) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may on any date make Restricted Payments not otherwise permitted under this Agreement so long as, at the time of the making of such Restricted Payment, the Leverage Ratio, calculated on a Pro Forma Basis as of the date of making thereof, is not in excess of 2.75 to 1.00; (viii) any Subsidiary may repurchase its Equity Interests held by minority shareholders or interest holders in a Permitted Acquisition or another transaction permitted by Section 6.04(t) (it being understood that for purposes of Section 6.04, the Borrower shall be deemed the purchaser of such Equity Interests and such repurchase shall constitute an Investment by the Borrower in a Person that is not a Subsidiary in the amount of such purchase unless such Subsidiary becomes a Loan Party in connection with such repurchase); (ix) so long as, at the date of declaration thereof, no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase or redeem its Equity Interests from its equity holders in an amount not to exceed $10,000,000; and (x) the Borrower may make Restricted Payments within 60 days after the date of declaration thereof, if at the date of declaration of such Restricted Payments, such Restricted Payments would have been permitted pursuant to another clause of this Section 6.08(a). (b) None of the Borrower or any Subsidiary will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness that is required pursuant to Section 6.01 to be subordinated to the payment of the Obligations, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancelation or termination of such Subordinated Indebtedness, except: (i) regularly scheduled interest and principal payments as and when due in respect of such Subordinated Indebtedness, other than payments prohibited by the subordination provisions thereof;

90 #96140098v24 (ii) refinancings of such Subordinated Indebtedness with the proceeds of Refinancing Indebtedness permitted in respect thereof under Section 6.01; (iii) payments of or in respect of such Subordinated Indebtedness made solely with Qualified Equity Interests in the Borrower or the conversion of such Subordinated Indebtedness into Qualified Equity Interests of the Borrower; (iv) prepayments of intercompany Indebtedness permitted hereby owed by the Borrower or any Subsidiary to the Borrower or any Subsidiary; provided that, for the avoidance of doubt, no prepayment of any Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party shall be permitted so long as an Event of Default shall have occurred and be continuing or would result therefrom; and (v) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may on any date make payments of (including prepayments thereof) or in respect of any such Subordinated Indebtedness (other than any intercompany Indebtedness) not otherwise permitted hereunder so long as, at the time of the making of such payment, the Leverage Ratio, calculated on a Pro Forma Basis as of the date of making thereof, is not in excess of 2.75 to 1.00. SECTION 6.09. Transactions with Affiliates. None of the Borrower or any Subsidiary will sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than those that could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) transactions between or among Subsidiaries that are not Loan Parties not involving any other Affiliate, (d) any Investment permitted under Section 6.04, (e) the payment of reasonable fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or any Subsidiary, (f) compensation, expense reimbursement and indemnification of, and other employment arrangements (including severance arrangements) and health, disability and similar insurance or benefit arrangements with, directors, officers and employees of the Borrower or any Subsidiary entered into in the ordinary course of business, (g) any Restricted Payment permitted by Section 6.08, (h) sales of Equity Interests to Affiliates to the extent not prohibited under this Agreement, (i) any payments or other transactions pursuant to any tax sharing agreement among the Loan Parties and their Subsidiaries; provided that any such tax sharing agreement is on terms usual and customary for agreements of that type, (j) transactions with Emerson Electric Co., and (k) any other transactions between or among the Borrower and its Subsidiaries entered into in the ordinary course of business including any transactions expressly permitted under this Agreement or any other Loan

91 #96140098v24 Document. For the avoidance of doubt, the entry in the Loan Documents and the incurrence of the Loans and provision of Guarantees pursuant thereto shall be permitted under this Section 6.09. SECTION 6.10. Restrictive Agreements. None of the Borrower or any Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) [reserved] or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (B) restrictions and conditions contained in any agreement or document governing or evidencing Subordinated Indebtedness or Refinancing Indebtedness, as applicable, in respect of Indebtedness referred to in clause (A); provided that the restrictions and conditions contained in any such agreement or document referred to in this clause (B) are not less favorable in any material respect to the Lender than the restrictions and conditions imposed by this Agreement, (C) restrictions and conditions existing on the date hereof identified on Schedule 6.10, (D) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its Organizational Documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Subsidiary and to the Equity Interests of such Subsidiary, (E) restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 6.01 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Subsidiary than those contained in this Agreement and (F) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets of the Borrower or any Subsidiary, in each case pending such sale; provided that such restrictions and conditions apply only to such Subsidiary or the assets that are to be sold and, in each case, such sale is permitted hereunder; and (ii) clause (a) of the foregoing shall not apply to (A) restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by clause (e), (f), (h), (i), (j), (l), (m), (n) and (o) of Section 6.01 if such restrictions and conditions apply only to the assets securing such Indebtedness, (B) customary provisions in leases, licenses and other agreements restricting the assignment thereof and (C) restrictions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 6.01(f); provided that such restrictions apply only to such Subsidiary and its assets (or any special purpose acquisition Subsidiary without material assets acquiring such Subsidiary pursuant to a merger). Nothing in this paragraph shall be deemed to modify the requirements set forth

92 #96140098v24 in the definition of the term “Guarantee Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.11. SECTION 6.11. Amendment of Material Documents. None of the Borrower or any Subsidiary will amend, modify or waive any of its rights under (a) any agreement or instrument document evidencing Subordinated Indebtedness that constitutes Material Indebtedness except pursuant to the subordination/intercreditor terms applicable to such Subordinated Indebtedness or (b) its certificate of incorporation, bylaws or other organizational documents, in each case to the extent such amendment, modification or waiver would be materially adverse to the Lender. SECTION 6.12. Reserved. SECTION 6.13. Leverage Ratio. Beginning with the first full Fiscal Quarter after the Closing Date, the Borrower will not permit the Leverage Ratio to exceed 3.5 to 1.0 as of the last day of any Fiscal Quarter of the Borrower (or, during a Leverage Specified Period, 4.00 to 1.0 as of the last day of any such Fiscal Quarter of the Borrower). SECTION 6.14. Interest Coverage Ratio. Beginning with the first full Fiscal Quarter ending after the Closing Date, the Borrower will not permit the Interest Coverage Ratio to be less than 2.5 to 1.0 as of the end of any Fiscal Quarter of the Borrower. ARTICLE VII Events of Default SECTION 7.01. Events of Default. If any of the following events (each such event, an “Event of Default”) shall occur: (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation contained in Section 2.19(c), when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) the Borrower shall fail to pay (i) any interest on any Loan or (ii) any fee or any other amount (other than an amount referred to in clause (a) or clause (b)(i) of this Section 7.01) payable under this Agreement or any other Loan Document, in each case, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days; (c) any representation, warranty or statement made or deemed made by or on behalf of the Borrower or any Loan Party in any Loan Document or in any certificate

93 #96140098v24 furnished by or on behalf of the Borrower or any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 1.01(d), Section 2.08(c) or (d), Section 5.02, 5.04 (with respect to the existence of the Borrower), 5.10, 5.15 or in Article VI; (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of 60 days after notice thereof from the Lender to the Borrower; (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest, premium or otherwise and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period applicable on the date on which such payment was initially due); (g) any event or condition occurs that results in any Material Indebtedness becoming due or being required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (in each case after expiration of any applicable grace or cure period set forth in the agreement or instrument evidencing or governing such Material Indebtedness); provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of the assets securing such Indebtedness, (ii) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01 or (iii) the occurrence of any conversion or exchange trigger in Indebtedness that is contingently convertible or exchangeable into Equity Interests of the Borrower; (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any other Loan Party or its debts, or of a substantial part of its assets, under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue

94 #96140098v24 undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (i) the Borrower or any other Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted under Section 6.03(a)(v)), reorganization or other relief under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article VII (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of the Borrower or any other Loan Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or clause (h) of this Article VII; (j) the Borrower or any other Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; (k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer) outstanding at any given time, shall be rendered against the Borrower, any other Loan Party or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any other Loan Party to enforce any such judgment; (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; (m) [Reserved]; (n) This Agreement and any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except as a result of the release thereof or any limitation in respect thereof, in each case as provided in the applicable Loan Document or Section 9.14; or (o) a Change in Control shall occur;

95 #96140098v24 then, (i) in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 7.01), and at any time after the Closing Date and thereafter during the continuance of such event, the Lender may by written notice to the Borrower declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Loans at such time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued or owing hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (ii) in the case of any event with respect to the Borrower described in clause (h) or (i) of this Article VII, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. ARTICLE VIII [Reserved] ARTICLE IX Miscellaneous SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or electronic mail (and subject to paragraph (b) of this Section 9.01), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows: (i) if to the Borrower, to it at Aspen Technology, Inc., 20 Crosby Drive, Bedford, MA 01730, Attention: Chief Financial Officer and General Counsel (Telecopy No. (781) 221-5215) (email: Chantelle.Breithaupt@aspentech.com and legalnotices@aspentech.com); (ii) if to the Lender, to it at; Emerson Electric Co., 8000 W. Florissant Ave.,| St. Louis, MO 63136, Attention: Steve Winslow, Assistant Treasurer (e-mail: steve.winslow@emerson.com)

96 #96140098v24 Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) of this Section 9.01 shall be effective as provided in such paragraph. (b) Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet and intranet websites) pursuant to procedures approved by the Lender; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Lender that it is incapable of receiving notices under such Article II by electronic communication. Any notices or other communications to the Lender, the Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person. Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. (c) Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the

97 #96140098v24 Lender hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Lender or any Lender may have had notice or knowledge of such Default at the time. (b) Except as otherwise expressly provided in this Agreement, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Lender and the Loan Party or Loan Parties that are parties thereto (unless the Lender has express authority herein or therein to consent unilaterally). (c) [Reserved]. (d) [Reserved]. (e) [Reserved]. SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable and documented fees, charges and disbursements of one primary counsel and, one firm of local counsel in each jurisdiction as the Lender shall deem reasonably advisable in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), provided that the Lender shall provide (A) an estimate to the Borrower of the expected aggregate costs and expenses (i) prior to the Closing Date, with respect to the transaction contemplated to occur on or prior to the Closing Date and (ii) prior to any other material transaction occurring after the Closing Date, with respect to any such transaction and (B) in each case, will provide the Borrower with periodic updates on the accrual of costs and expenses to the extent such accruals exceed the estimate provided in subsection (A) above, and (ii) all out-of-pocket

98 #96140098v24 expenses incurred by the Lender including the reasonable and documented fees, charges and disbursements of any outside counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section 9.03, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that expenses set forth in this clause (ii) shall be limited to (A) one counsel to the Lender (taken together as a single group or client), (B) if necessary, one local counsel required in any relevant local jurisdiction and applicable special regulatory counsel and (C) additional counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed). (b) The Borrower shall indemnify the Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including reasonable and documented fees, charges and disbursements of outside counsel (limited to reasonable fees, disbursements and other charges of one primary counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, where an Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for such affected Indemnitee) and other reasonable and documented out-of-pocket expenses, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any premises leased or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that the foregoing indemnity shall not, as to any Indemnitee, apply to any losses, claims, damages, penalties, liabilities or related expenses to the extent they (A) are found in a final and non-appealable

99 #96140098v24 judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnitee, (B) result from a claim brought by the Borrower or any of its Subsidiaries for a material breach of such Indemnitee’s obligations under this Agreement or any other Loan Document if the Borrower or such Subsidiary has obtained a final and non-appealable judgment of a court of competent jurisdiction in the Borrower’s or its Subsidiary’s favor on such claim as determined by a court of competent jurisdiction or (C) result from a proceeding that does not involve an act or omission by the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than a proceeding that is brought against the Lender in its capacity as such or in fulfilling its roles as an agent hereunder or any similar role with respect to the Indebtedness incurred or to be incurred hereunder). This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim. (c) To the extent that the Borrower fails to indefensibly pay any amount required to be paid by it under paragraph (a) or (b) of this Section 9.03 to the Lender (or any sub-agent thereof) or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Lender (or any such sub-agent) or such Related Party, as applicable, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Lender (or such sub-agent) or against any Related Party of any of the foregoing acting for the Lender (or any such sub-agent) in connection with such capacity. For purposes of this Section 9.03, a Lender’s “pro rata share” shall be determined based upon its Pro Rata Share under the relevant Facility at that time. (d) To the fullest extent permitted by applicable law, the Borrower shall not assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof. (e) All amounts due under this Section 9.03 shall be payable within ten Business Days after written demand therefor.

100 #96140098v24 SECTION 9.04. Assignments and Participations. (a) Successors and Assigns Generally. The Lender may not assign, delegate or otherwise transfer any of its rights or obligations hereunder except to an Eligible Assignee (i) in accordance with the provisions of Section 9.04(b), (ii) by way of participation in accordance with the provisions of Section 9.04(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.04(f) (and any other attempted assignment or transfer by the Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lender. The Lender may, and shall as provided in Sections 2.16(b) and (c), at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans under any Facility at the time owing to it or in the case of an assignment to a Lender, no minimum amount need be assigned; and (B) in any case not described in Section 9.04(b)(i)(A), the aggregate amount of the applicable Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Lender or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000 in the case of the Facility, unless each of the Lender and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents. (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned under any Facility.

101 #96140098v24 (iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 9.04(b)(i)(B) and this Section 9.04(b)(iii): (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default pursuant to Sections 7.01(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund of such Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Lender within 10 Business Days after having received notice thereof; (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Lender an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Lender may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. (v) [Reserved]. (vi) [Reserved]. (vii) [Reserved]. Subject to acceptance and recording thereof by the Lender pursuant to paragraph (c) of this Section, from and after the Closing Date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12 and 9.03 with respect to facts and circumstances occurring prior to the Closing Date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. (c) Register. The Lender, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each

102 #96140098v24 Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. The Lender may at any time, without the consent of, or notice to the Borrower, sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii)the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.03 with respect to any payments made by the Lender to its Participant(s). Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Loan Party therefrom, to the extent that such amendment, waiver or consent otherwise requires the Lender’s affirmative consent pursuant to the provisions of Section 9.02 and then only to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 9.03 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.12, 2.14 and 2.16 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections

103 #96140098v24 2.12, or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. The Lender that sells a participation agrees, at the Borrower’s request and reasonable expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.16 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender. The Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that the Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-l(c) of the United States Treasury Regulations, or is necessary for the Borrower and the Lender to comply with their obligations under FATCA or other applicable law. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. (e) Subject to Sections 9.12 and 9.17, the Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Loan Parties furnished to the Lender by or on behalf of the Loan Parties; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree for the benefit of the Loan Parties to preserve the confidentiality of any Borrower Information relating to the Loan Parties received by it from the Lender subject to the terms of this Agreement. (f) Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

104 #96140098v24 (g) Notwithstanding anything else to the contrary contained in this Agreement, any attempted assignment or sale of a participation to a Person who is not an Eligible Assignee shall be null and void. (h) In connection with a partial assignment of the Lender’s rights and obligations hereunder, the Lender may, upon notice to Borrower, effect amendments to this Agreement to implement customary agency and voting provisions without the consent of Borrower or any other party hereto. SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14, 2.15(e), 2.16, 2.17and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof. SECTION 9.06. Counterparts; Integration; Effectiveness; Other Agreements. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Notwithstanding any other provision of this Agreement to the contrary, upon the Lender’s request, the Loan Parties agree to promptly execute and deliver such amendments to this Agreement as shall be necessary to implement any modifications to this Agreement pursuant to any separate letter agreements between the Borrower and the Lender during the period permitted therein. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Lender or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective

105 #96140098v24 when it shall have been executed by the Lender and the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement. (b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Lender to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Lender has agreed to accept any Electronic Signature, the Lender and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Lender or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the, the Lender, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Lender and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an

106 #96140098v24 imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against the Lender for any liabilities arising solely from the Lender’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. (c) Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and agree that nothing in this Agreement amends or otherwise modifies any other agreement between the Borrower and the Lender (including, without limitation, the Stockholders Agreement). SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing and the making of the request or the granting of the consent specified in Article VII to authorize the Lender to declare the Loans due and payable pursuant to Article VII shall have occurred, each Lender and each of its Affiliates, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Loan Parties against any of and all the obligations then due of the Borrower now or hereafter existing under this Agreement held by such Lender or any such Affiliates, irrespective of whether or not such Lender or any such Affiliate shall have made any demand under this Agreement and although such obligations of the Loan Parties are owed to a branch or office of such Lender or any such Affiliate different from the branch or office holding such deposit or obligated on such Indebtedness. Each Lender agrees to notify the

107 #96140098v24 applicable Loan Parties and the Lender promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application. SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York. (b) The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender, any Lender or any Related Party of any of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding may be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender or any Lender may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction. (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other

108 #96140098v24 Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10. SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. SECTION 9.12. Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that the Lender or such Lender, as applicable, agrees that it will, to the extent practicable and other than with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, notify the Borrower promptly thereof, unless such notification is prohibited by law), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, in each case, only such information as is reasonably necessary to exercise such remedies or enforce

109 #96140098v24 such rights, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement relating to the Borrower or any Subsidiary and its obligations hereunder or under any other Loan Document, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Lender, any Lender or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Borrower or its Subsidiary. For purposes of this Section 9.12, “Information” means all information received from the Borrower or its Related Parties relating to the Borrower or any Subsidiary or their businesses, other than any such information that is available to the Lender or any Lender prior to disclosure by the Borrower or its Subsidiaries on a nonconfidential basis from a Person that is not subject to a confidentiality obligation to the Borrower or any of its Related Parties. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if it has complied with the requirements set forth in this Section 9.12 and such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information (absent gross negligence or willful misconduct). For the avoidance of doubt, the Borrower has the right to review and approve in advance, with such approval not to be unreasonably withheld or delayed, all press releases, advertisements and similar materials and disclosures (other than any disclosures to industry trade organizations of information that is customary for inclusion in league table measurements) that the Lender or any Lender prepares or that is prepared on the Lender’s or any Lender’s behalf that contain the Borrower’s name or the name of any of its respective Affiliates. SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in

110 #96140098v24 respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. SECTION 9.14. Release of Guarantees. A Loan Party (other than the Borrower) shall automatically be released from its obligations under the Loan Documents upon the consummation of any transaction permitted by this Agreement as a result of which such Loan Party ceases to be a Subsidiary (or becomes an Excluded Subsidiary (other than solely as a result of such Subsidiary ceasing to be a Significant Subsidiary)); provided that, if so required by this Agreement, the Lender shall have consented to such transaction and the terms of such consent shall not have provided otherwise; provided further that as of any date upon which a Loan Party (other than the Borrower) becomes an Excluded Subsidiary (other than solely as a result of such Subsidiary ceasing to be a Significant Subsidiary), the Borrower shall be deemed to have made an Investment in a Person that is not a Loan Party in an amount equal to the fair market value of the assets (net of third-party liabilities) of such Subsidiary as of such date (as determined reasonably and in good faith by a Financial Officer of the Borrower). SECTION 9.15. USA PATRIOT Act Notice. Each Lender and the Lender (for itself and not on behalf of any Lender) hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Lender, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act. SECTION 9.16. No Fiduciary Relationship. Each of the Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Subsidiaries and their respective Affiliates, on the one hand, and the Lender and its Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Lender or its Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Lender and its Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower, the Subsidiaries and their respective Affiliates, and none of the Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower the Subsidiaries or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Lender or any of its Affiliates with respect to any breach

111 #96140098v24 or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. SECTION 9.17. [Reserved]. SECTION 9.18. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in Dollars into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction Dollars could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given. (b) The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor’) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than Dollars, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase Dollars with the Judgment Currency; if the amount of Dollars so purchased is less than the sum originally due to the Applicable Creditor in Dollars, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency. The obligations of the parties contained in this Section 9.15 shall survives the termination of this Agreement and the payment of all other amounts owing hereunder. SECTION 9.19. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable:

112 #96140098v24 (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority. SECTION 9.20. [Reserved]. SECTION 9.21. [Reserved]. [Signature Pages Follow]

[Signature Page to Credit Agreement (Emerson)] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. ASPEN TECHNOLOGY, INC., as Borrower By: Name: Chantelle Y. Breithaupt Title: Chief Financial Officer DocuSign Envelope ID: 1DE294C0-F154-486C-BF64-3243ABEDEF75

[Signature Page — Credit Agreement] EMERSON ELECTRIC CO., as Lender By: Name: James H. Thomasson Title: Vice President and Treasurer

#96438604v2 SCHEDULES: Schedule 2.01 - Commitments Schedule 3.06(a) - Litigation Schedule 3.06(b) - Environmental Matters Schedule 3.11 - Subsidiaries Schedule 3.12 - Insurance Schedule 6.01 - Existing Indebtedness Schedule 6.02 - Existing Liens Schedule 6.04 - Existing Investments Schedule 6.10 - Existing Restrictions

#96438604v2 SCHEDULE 2.01 COMMITMENTS Lender Commitment Emerson Electric Co. (or one of its subsidiaries) $630,000,000

#96438604v2 SCHEDULE 3.06(A) LITIGATION None.

#96438604v2 SCHEDULE 3.06(B) ENVIRONMENTAL MATTERS None.

SCHEDULE 3.11
SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	Ownership of Equity Interests
AspenTech Canada Holdings, LLC	Delaware	100% of the Equity Interests are owned by AspenTech Corporation.
Aspen Paradigm Holding LLC	Delaware	100% of the Equity Interests are owned by Paradigm Geophysical Corp.
Open Systems International, Inc.	Minnesota	100% of the Equity Interests are owned by Alias Investment LLC
Paradigm Geophysical Corp.	Delaware	100% of the Equity Interests are owned by Alias Investment LLC
Alias Investment LLC	Delaware	100% of the Equity Interests are owned by Aspen Technology, Inc.
AspenTech Corporation	Delaware	100% of the Equity Interests are owned by Aspen Technology, Inc.
Aspen Technology Holdings Corporation	Delaware	100% of the Equity Interests are owned by AspenTech Corporation.
AspenTech Argentina S.r.l.	Argentina	95% of the Equity Interests are owned by the Borrower and the remaining 5% are owned by Aspen Technology International, Inc.
Aspen Technology Australia Pty. Ltd.	Australia	100% of the Equity Interests are owned by the Borrower.
Aspen Technology WLL	Bahrain	99% of the Equity Interests are owned by AspenTech Europe BV and the remaining 1% are owned by AspenTech Europe SA/NV.

#96438604v2

AspenTech Europe S.A./N.V.	Belgium	95.84% of the Equity Interests are owned by the Borrower and the remaining 4.16% are owned by AspenTech Europe BV.
AspenTech Software Brazil Ltda.	Brazil	99% of the Equity Interests are owned by the Borrower and the remaining 1% are owned by Aspen Technology International, Inc.
AspenTech Canada Corporation	Canada	100% of the Equity Interests are owned by the AspenTech Canada Holdings, LLC.
Aspen Technology S.A.S.	Colombia	100% of the Equity Interests are owned by the Borrower.
Aspen Tech India Pte. Ltd.	India	15.75% of the Equity Interests are owned by the Borrower and the remaining 84.25% are owned by Aspen Technology (Asia), Inc.
Aspen Technology S.r.l.	Italy	100% of the Equity Interests are owned by the Borrower.
AspenTech Japan Co. Ltd.	Japan	100% of the Equity Interests are owned by Aspen Technology (Asia), Inc.
AspenTech Solutions Sdn. Bhd.	Malaysia	100% of the Equity Interests are owned by AspenTech Canada Corporation.
Aspen Tech de Mexico, S. de R.L. de C.V.	Mexico	99% of the Equity Interests are owned by the Borrower and the remaining 1% are owned by Aspen Technology International, Inc.
AspenTech Europe B.V.	Netherlands	100% of the Equity Interests are owned by the Borrower.

303936259 v6

#96438604v2

AspenTech (Beijing) Co., Ltd.	PRC	100% of the Equity Interests are owned by Aspen Technology (Asia), Inc.
AspenTech (Shanghai) Co., Ltd.	PRC	100% of the Equity Interests are owned by Aspen Technology (Asia), Inc.
Aspen Technology LLC	Russia	100% of the Equity Interests are owned by the Borrower.
AspenTech Pte. Ltd.	Singapore	100% of the Equity Interests are owned by the Borrower.
AspenTech Africa (Pty.) Ltd.	South Africa	100% of the Equity Interests are owned by the Borrower.
Aspen Technology S.L.	Spain	100% of the Equity Interests are owned by AspenTech Canada Corporation.
AspenTech (Thailand) Ltd.	Thailand	100% of the Equity Interests are owned by Aspen Technology (Asia), Inc.
AspenTech Ltd.	UK	100% of the Equity Interests are owned by the Borrower.
ATI Global Optimisation Ltd.	UK	100% of the Equity Interests are owned by the Borrower.
Hyprotech UK Ltd.	UK	100% of the Equity Interests are owned by AspenTech Ltd.
AspenTech Canada Holdings, LLC	Delaware	100% of the Equity Interests are owned by the Borrower.
AspenTech Holding Corporation	Delaware	100% of the Equity Interests are owned by the Borrower.
Aspen Technology (Asia) Inc.	Delaware	100% of the Equity Interests are owned by the Borrower.
Aspen Technology International, Inc.	Delaware	100% of the Equity Interests are owned by the Borrower.
Aspen Technology Services Corporation	Delaware	100% of the Equity Interests are owned by the Borrower.
AspenTech Software Corporation	Delaware	100% of the Equity Interests are owned by the Borrower.
AspenTech Venezuela, C.A.	Venezuela	100% of the Equity Interests are owned by the Borrower.
SolidSim Engineering GmbH	Germany	100% of the Equity Interests are owned by the AspenTech Holding Corporation.

#96438604v2

#96438604v2 303936259 v6

#96438604v2 The Fidelis Group, LLC Texas 100% of the Equity Interests are owned by the Borrower. Mtelligence Corporation Delaware 100% of the Equity Interests are owned by the AspenTech Holding Corporation. Mnubo Solutions Inc. d/b/a Mnubo Inc. Canada 100% of the Equity Interests are owned by the Borrower. Sabisu Ltd. United Kingdom 100% of the Equity Interests are owned by the Borrower. Argent & Waugh, Ltd. United Kingdom 100% of the Equity Interests are owned by the Borrower.

#96438604v2 SCHEDULE 3.12 INSURANCE Insurance Program Global Property Global General Liability International Automobile Liability Workers Compensation Umbrella Liability E&O / Cyber Liability Crime Employment Practices Liability Fiduciary Liability Tech Directors & Officers Directors & Officers

#96438604v2 SCHEDULE 6.01 EXISTING INDEBTEDNESS That certain Amended and Restated Credit Agreement, dated as of December 23, 2019, among Aspen Technology, INC., as Borrower, the Lenders party hereto, the Initial Issuing Banks party hereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

#96438604v2 SCHEDULE 6.04 EXISTING INVESTMENTS CAN$5,000,000 of limited partnership interests in McRock Fund II LP.

#96438604v2 SCHEDULE 6.10 EXISTING RESTRICTIONS None.

Execution Version #96177530v7 EXHIBIT A [FORM OF] ASSIGNMENT AND ASSUMPTION This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Assignment Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to above and the Credit Agreement, as of the Assignment Effective Date inserted by the Lender as contemplated below, (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facilities identified below (including any Guarantees) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. 1. Assignor: 2. Assignee: _______________________________________________________ [and is [a Lender] [an Affiliate/Approved Fund of [Identify Lender]]]1 3. Borrower: Aspen Technology, Inc. 4. Lender: Emerson Electric Co. 5. Credit Agreement: The Credit Agreement, dated as of December 23, 2022, between Aspen Technology, Inc. and Emerson Electric Co., as amended, restated, supplemented or otherwise modified as of the date hereof. 1 Select as applicable.

Execution Version 6. Assigned Interest:2 Aggregate Amount of Commitment/Loans for all Lenders Amount of Commitment/Loans Assigned Percentage Assigned of Commitment/ Loans3 $ $ % Assignment Effective Date: _________ , 20 [TO BE INSERTED BY LENDER AND WHICH SHALL BE THE ASSIGNMENT EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR] 2 Must comply with the minimum assignment amount set forth in Section 9.04(b)(i) of the Credit Agreement, to the extent such minimum assignment amounts are applicable. 3 Set forth, to at least nine decimals, as a percentage of the Commitments of all Lenders. #96177530v7

Execution Version #96177530v7

EXHIBIT B |FORM OF| BORROWING REQUEST Emerson Electric Co. 8000 W. Florissant Ave. St. Louis, MO 63136 Attention: Steve Winslow, Assistant Treasurer [ ] Ladies and Gentlemen: Reference is made to the Credit Agreement, dated as of December 23, 2022 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) between Aspen Technology, Inc. (the “Borrower”) and Emerson Electric Co. (the “Lender”). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement. This notice constitutes a Borrowing Request and the Borrower hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing: (A) Aggregate principal amount of Borrowing:1 _____________________ (B) Date of Borrowing (which is a Business Day): ____________ (C) Type of Borrowing:2 ______________________________________________ (D) Interest Period of 3 months ending [___________];3 1 Must comply with Section 2.02(c) of the Credit Agreement. 2 Specify Term Benchmark or ABR Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. 3 Applicable to Term Benchmark Borrowings and shall be subject to the definition of “Interest Period”. Applicable date to be the numerically corresponding day in the calendar month that is three months following the Borrowing. #96177530v7

#96177530v7 (E) Location and number of the account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.:_______________________________ )4 Very truly yours, ASPEN TECHNOLOGY, INC. By: Name: Title: 4 Must comply with Section 2.04 of the Credit Agreement.

#96177530v7 EXHIBIT C [Reserved]

#96177530v4 EXHIBIT D [FORM OF] COMPLIANCE CERTIFICATE Reference is made to the Credit Agreement, dated as of December 23, 2022 (as amended, restated, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) between Aspen Technology, Inc. (the “Borrower”) and Emerson Electric Co. (the “Lender”). Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement. The undersigned hereby certifies, in his or her capacity as a Financial Officer of the Borrower and not in a personal capacity, as follows: 1. I am a Financial Officer of the Borrower. 2. [Attached as Schedule I hereto are the audited consolidated balance sheet and audited consolidated statements of income, comprehensive income, shareholders’ equity and cash flows required to be delivered by Section 5.01(a) of the Credit Agreement as of the end of and for the Fiscal Year ended [●] setting forth in comparative form the figures for the previous Fiscal Year, all reported on by [KPMG LLP]1, and related narrative report containing management’s discussion and analysis of the financial position and financial performance for such Fiscal Year.]2 [or] 2. [Attached as Schedule I hereto are the unaudited consolidated balance sheet and unaudited consolidated statements of income and cash flows required to be delivered by Section 5.01(b) of the Credit Agreement as of the end of and for the Fiscal Quarter ended [●] and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, and related narrative report containing management’s discussion and analysis of the financial position and financial performance for such Fiscal Quarter. The financial statements referred to in this Section 2 present fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and the Subsidiaries on a consolidated basis as of the end of and for such Fiscal Quarter and such portion of the Fiscal Year in accordance with 1 An independent registered public accounting firm of recognized national standing may be substituted for KPMG LLP in accordance with Section 5.01(a) of the Credit Agreement. 2 Delivery not required to the extent posted or available on the website of the SEC at http://www.sec.gov.

GAAP consistently applied, subject to normal year-end audit adjustments and the absence of certain footnotes.] 3. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and the Subsidiaries during the accounting period covered by the [attached financial statements]. [Except as set forth in a separate attachment to this Certificate,] [t][T]he foregoing examination did not disclose, and I have no knowledge of (a) the existence of any condition or event that constitutes a Default has occurred and is continuing, except as set forth in a separate attachment, if any, to this Certificate, specifying the details thereof and the action that the Borrower has taken or proposes to take with respect thereto or (b) any change in GAAP or in the application thereof since the date of the consolidated balance sheet [most recently delivered pursuant to Section 5.01(a) or 5.01(b) of the Credit Agreement] / [referred to in Section 3.04 of the Credit Agreement] that has had, or would reasonably be expected to have, a material effect on the calculations of the Leverage Ratio. 4. Attached as Schedule [II][III] hereto is the name of each Subsidiary, if any, that (a) is an Excluded Subsidiary as of the date of this Certificate but has not been identified as an Excluded Subsidiary, as the case may be, in Schedule 3.11 or in any prior Compliance Certificate or (b) has previously been identified as an Excluded Subsidiary but has ceased to be an Excluded Subsidiary, as the case may be. 5. Attached as Schedule [III][IV] hereto are reasonably detailed calculations of the Leverage Ratio for such Fiscal Quarter and the Interest Coverage Ratio for such Fiscal Quarter. 6. The foregoing certifications are made and delivered on [●], pursuant to Section 5.01(d) of the Credit Agreement #96177530v7

#96177530v7 EXHIBIT E [FORM OF] INTEREST ELECTION REQUEST Emerson Electric Co. 8000 W. Florissant Ave. St. Louis, MO 63136 Attention: Steve Winslow, Assistant Treasurer [Date] Ladies and Gentlemen: Reference is made to the Credit Agreement, dated as of December 23, 2022, (as amended, restated, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”), between Aspen Technology, Inc. (the “Borrower”), and Emerson Electric Co. (the “Lender”). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement. This notice constitutes an Interest Election Request and the Borrower hereby gives you notice, pursuant to Section 2.05 of the Credit Agreement, that it requests the conversion or continuation of a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing and each resulting Borrowing: 1. Borrowing to which this request applies: Principal Amount: Type:1 Interest Period:2 2. Effective date of this election:3 1 Specify ABR Borrowing or Term Benchmark Borrowing. 2 In the case of a Term Benchmark Borrowing specify the last day of the current Interest Period therefor. 3 Must be a Business Day.

3. Resulting Borrowing[s]4 Principal Amount:5 Type:6 Interest Period:7 4 If different options are being elected with respect to different portions of the Borrowing, provide the information required by this item 3 for each resulting Borrowing. Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Type in Section 2.02(c) of the Credit Agreement. 5 Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item I above. 6 Specify whether the resulting Borrowing is to be an ABR Borrowing or Term Benchmark Borrowing. 7 Applicable only if the resulting Borrowing is to be a Term Benchmark Borrowing and shall be subject to the definition of “Interest Period” and shall be a period of three months, and cannot extend beyond the Maturity Date. #96177530v7

#96177530v7 Very truly yours, ASPEN TECHNOLOGY, INC. By: Name: Title:

#96177530v7 Exhibit F-1 [Reserved]

#96177530v7 Exhibit F-2 [Reserved]

#96177530v7 Exhibit F-3 [Reserved]

#96177530v7 Exhibit F-4 [Reserved]

#96177530v7 EXHIBIT G [Reserved]

#96177530v7 Exhibit H [Attached]1 1 NTD: To come.

#96177530v7 EXHIBIT I [Reserved].

EXHIBIT J [FORM OF] SOLVENCY CERTIFICATE OF ASPEN TECHNOLOGY, INC. AND ITS SUBSIDIARIES Date: [December 23, 2022] To the Lender referred to below: Pursuant to Section 4.02(c) of the Credit Agreement, dated as of December 23, 2022 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) between Aspen Technology, Inc. (the “Borrower”), and Emerson Electric Co. (the “Lender”), the undersigned, solely in the undersigned’s capacity as a Financial Officer of the Borrower, hereby certifies, on behalf of the Borrower and not in the undersigned’s individual or personal capacity and without personal liability, that, as of the Funding Date, after giving effect to the Transactions to occur on the Funding Date (including the making of the Loans on the Funding Date and the application of the proceeds thereof): (a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. For purposes of this Solvency Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned in the Credit Agreement. #96177530v7

#96177530v7 IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate, solely in the undersigned’s capacity as a Financial Officer of the Borrower, on behalf of the Borrower and not in the undersigned’s individual or personal capacity and without personal liability, as of the date first stated above. ASPEN TECHNOLOGY, INC. Name: Title: